UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL CINEMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

Notice of Annual Meeting of Stockholders to be held on April 29, 2016

You are cordially invited to attend the Annual Meeting of Stockholders of National CineMedia, Inc., which will be held at the offices of NCM, Inc., located at 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112 on Friday, April 29, 2016 at 9:00 a.m., Mountain Time, for the following purposes:

1.	To elect three directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors are elected and qualified;
2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To approve the National CineMedia, Inc. 2016 Equity Incentive Plan (the “2016 Equity Plan”);
4.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our 2016 fiscal year ending December 29, 2016; and
5.	To transact such other business as may properly come before the meeting.

The close of business on March 10, 2016 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

Consistent with prior years, we are electronically disseminating our Annual Meeting materials by using the “Notice and Access” method approved by the Securities and Exchange Commission. We believe this process should continue to provide a convenient way to access your proxy materials and vote. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as instructions on how to receive paper copies if preferred. The Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 are available at www.edocumentview.com/ncmi.

Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented regardless of the size of your holdings. Please vote your proxy promptly in accordance with the instructions you receive on the Notice of Internet Availability of Proxy Materials as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Ralph E. Hardy

Executive Vice President, General Counsel and Secretary

Centennial, Colorado

March 18, 2016

TABLE OF CONTENTS

Shares Outstanding and Voting Rights	1
Costs of Solicitation
Annual Report
Voting Securities and Principal Holders	3
Beneficial Ownership
Share Ownership Guidelines, Anti-Hedging Policy, Anti-Pledging Policy and Clawback Policy
Proposal 1 – Election of Directors	5
Business Experience of the Nominees
Board Composition
Company Leadership Structure
Board’s Role in Risk Oversight
Compensation Risk Assessment
Meetings of the Board of Directors and Standing Committees
Stockholder Communications
Vote Required
Recommendation
Proposal 2 – Advisory Approval of the Company’s Executive Compensation	13
Vote Required
Recommendation
Proposal 3 – Approval of the National CineMedia, Inc. 2016 Equity Plan	14
Burn Rate Analysis
Summary of the Equity Plan
Federal Income Tax Consequences
New Plan Benefits
Vote Required
Recommendation
Equity Compensation Plan	20
Proposal 4 – Ratification of Independent Auditors	21
Fees Paid to Independent Auditors
Pre-Approval Policies and Procedures
Vote Required
Recommendation
Audit Committee Report	22
Compensation Committee Report	23
Compensation Committee Interlocks and Insider Participation	23
Compensation Discussion and Analysis	24
Introduction
Executive Summary
Say-on-Pay Result
Other Policies
Detailed Discussion and Analysis
Executive Compensation Tables	38
Fiscal 2015 Summary Compensation Table
Fiscal 2015 Grants of Plan-Based Awards
Non-Equity Incentive Plan Awards
Equity Incentive Plan Award
Outstanding Equity Awards at December 31, 2015
Option Exercises and Stock Vested at December 31, 2015
Potential Payments Upon Termination or Change in Control
Employment Agreements
Non-Employee Independent Director Compensation
Fiscal 2015 Non-Employee Independent Director Compensation
Certain Relationships and Related Party Transactions	50
General
Transactions with Founding Members
Other Transactions
Transactions with NCM LLC
Review, Approval or Ratification of Transactions with Related Persons
Code of Business Conduct and Ethics	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Householding	57
Proposals of Stockholders	57
Other Business	58
Appendix A – National CineMedia, Inc. 2016 Equity Incentive Plan	A-1

NATIONAL CINEMEDIA, INC.

PROXY STATEMENT FOR THE 2016

ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of National CineMedia, Inc., a Delaware corporation (“NCM, Inc.”, or the “Company”), for use at the 2016 Annual Meeting of Stockholders to be held at the offices of NCM, Inc., located at 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112, on Friday, April 29, 2016, at 9:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the “Annual Meeting”). Unless the context otherwise requires, the references to “we”, “us” or “our” refer to the Company and its consolidated subsidiary National CineMedia, LLC (“NCM LLC”). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the board of directors’ recommendations.

This proxy statement and accompanying proxy are first being made available to stockholders on or about March 18, 2016.

SHARES OUTSTANDING AND VOTING RIGHTS

Our board of directors has fixed the close of business on March 10, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock, $0.01 par value per share, of which 62,390,044 shares were outstanding as of the close of business on the record date, which includes 2,587,474 shares of unvested restricted stock with voting rights. Each outstanding share of common stock is entitled to one vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy.

At the Annual Meeting, stockholders will vote on four proposals: to elect three directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors are elected and qualified (Proposal 1); to approve, on an advisory basis, the Company’s executive compensation (Proposal 2); to approve the 2016 Equity Plan (Proposal 3); and to ratify the appointment of Deloitte & Touche LLP as our independent auditors for our 2016 fiscal year ending December 29, 2016 (Proposal 4).

Stockholders representing a majority in voting power of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. The affirmative vote of the holders of a plurality of the votes of the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the election of each nominee named in Proposal 1. Under the Delaware General Corporation Law (“DGCL”) and our Bylaws and Certificate of Incorporation, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposals 2 (on an advisory basis), 3 and 4.

Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. A vote withheld for a nominee in the election of directors will have no effect. For purposes of determining whether any of the other proposals have received the requisite vote, if a stockholder abstains from voting it will have the same effect as a vote against the proposal.

The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. Pursuant to the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if:

•	the broker holds the shares as executor, administrator, guardian or trustee or is a similar representative or fiduciary with authority to vote; or
•	the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member.

Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote shares without customer direction, however brokers are no longer permitted to vote shares for the election of directors in this manner. Brokers also will not be permitted to vote shares with respect to the advisory approval of the Company’s executive compensation without customer direction. Therefore, we urge you to give voting instructions to your broker on all four proposals. Shares that are not voted by a broker given the absence of customer direction are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal. Under these rules, absent authority or directions described above, brokers will not be able to vote on Proposals 1, 2 and 3, which are considered non-routine matters. Proposal 4 is a routine proposal on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes will likely result from Proposal 4.

Costs of Solicitation

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2015 Annual Report on Form 10-K, including the audited consolidated financial statements as of and for the year ended December 31, 2015, is available to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the “SEC”). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112-3405, Attention: Investor Relations, or at telephone number (303) 792-3600 or (800) 844-0935 investor relations. You may also view the Annual Report at http:// www.ncm.com at the Investor Relations link. The Annual Report does not form any part of the materials for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Beneficial Ownership

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. As of March 10, 2016, the percentage of beneficial ownership for NCM, Inc. is based on 62,390,044 shares of common stock outstanding (including unvested restricted stock) and 135,706,388 membership units outstanding for NCM LLC, of which 59,802,570 are owned by NCM, Inc. Unless indicated below, the address of each individual listed below is 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112- 3405. The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2016, by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;
•	each of our named executive officers “NEOs”;
•	each of our directors and nominees for director; and
•	all directors and executive officers as a group.

Name of Beneficial Owner	Shares of NCM, Inc. Common Stock	NCM LLC Common Membership Units (1)	Percent of NCM, Inc. Common Stock
Five Percent Stockholders
Regal Entertainment Group and Affiliates (“Regal”) (2)	—	26,409,784	30.6%
Cinemark Holdings, Inc. and Affiliates (“Cinemark”) (3)	—	25,631,046	30.0%
American Multi-Cinema, Inc. and Affiliates (“AMC”) (4)	200,000	23,862,988	28.7%
Janus Capital Management LLC and Affiliates (5)	6,753,853	—	11.3%
Arrowpoint Asset Management, LLC (6)	5,360,340	—	9.0%
The Vanguard Group, Inc. and Affiliates (7)	4,092,692	—	6.8%
BlackRock, Inc. (8)	3,352,962	—	5.6%
Stephens Investment Management Group, LLC (9)	3,092,734	—	5.2%
Directors and Executive Officers
Andrew J. England	148,542	—	*
Kurt C. Hall (10)	1,771,138	—	2.9%
Clifford E. Marks (11)	620,541	—	1.0%
David J. Oddo (12)	66,823	—	*
Jeffrey T. Cabot (13)	71,337	—	*
Ralph E. Hardy (14)	196,878	—	*
Alfonso P, Rosabal, Jr. (15)	297,893	—	*
Peter B. Brandow (16)	—	—	0.0%
Lawrence A. Goodman	35,905	—	*
David R. Haas	52,485	—	*
Stephen L. Lanning	12,320	—	*
Thomas F. Lesinski	7,468	—	*
Paula Williams Madison	7,468	—	*
Lee Roy Mitchell (16)	—	—	0.0%
Craig R. Ramsey (16)	—	—	0.0%
Scott N. Schneider	59,633	—	*
All directors, nominees for director and executive officers as a group (16 persons)	3,348,431	—	5.3%

*	Less than one percent

(1)

NCM LLC common membership units are redeemable at any time at the option of the holder. Upon any redemption, we may choose whether to redeem the units for shares of our common stock on a one-for-one basis or for a cash payment equal to the market price of shares of NCM, Inc. common stock. If each member of NCM LLC chooses to redeem all of its NCM LLC common membership units and we elected to issue shares of NCM, Inc. common stock in redemption of all of the units, AMC would receive 23,862,988 shares of NCM, Inc. common stock, Cinemark would receive 25,631,046 shares of NCM, Inc. common stock and Regal would receive 26,409,784 shares of NCM, Inc. common stock. These share amounts would represent 17.6%, 18.9% and 19.5%, respectively, of our outstanding common stock, assuming that all of the NCM LLC units are converted into our common stock.

(2)

Includes Regal Entertainment Group, Regal Entertainment Holdings, Inc., Regal Cinemas Corp., Regal Cinemas Inc., Regal CineMedia Holdings, LLC and Regal Cinemedia Corp. at 7132 Regal Lane, Knoxville, Tennessee 37918 and Anschutz Company and Phillip F. Anschutz at 555 Seventeenth Street, Suite 2400, Denver, Colorado 80202. Represents beneficial ownership as of March 17, 2015 based on the Statement of Changes in Beneficial Ownership of Securities on Form 4 filed on March 19, 2015.

(3)

Includes Cinemark Holdings, Inc. and Cinemark USA Inc.  The address of these stockholders is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. Represents beneficial ownership as of March 17, 2015 based on the Statement of Beneficial Ownership of Securities filed on Schedule 13D/A filed on March 27, 2015.

(4)

Includes American Multi-Cinema, Inc., AMC Entertainment Inc., AMC Starplex, LLC and AMC Entertainment Holdings, Inc. The address of these stockholders is One AMC Way, 11500 Ash Street, Leawood, Kansas  66211.  Represents beneficial ownership as of December 16, 2015 based on the Statement of Beneficial Ownership of Securities filed on Schedule 13D/A filed on December 22, 2015.

(5)

The address of these stockholders is 151 Detroit Street, Denver, Colorado 80206. Represents beneficial ownership as of December 31, 2015 based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 16, 2016.  These securities are owned by various individual and institutional investors, including Janus Triton Fund (which owns 3,721,196 shares, representing 6.2% of the shares outstanding), for which Janus Capital Management LLC (“Janus Capital”) serves as investment advisor.  For purposes of the reporting requirements of the Exchange Act, Janus Capital is deemed to be a beneficial owner of such securities; however, Janus Capital expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)

The address of this stockholder is 100 Fillmore Street, Suite 325, Denver, Colorado 80206. Represents beneficial ownership as of December 31, 2015 based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 16, 2016.

(7)

Includes Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of these stockholders is 100 Vanguard Blvd. Malvern, Pennsylvania 19355. Represents beneficial ownership as of December 31, 2015 based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 10, 2016.

(8)

The address of this stockholder is 55 East 52nd Street, New York, New York 10055. Represents beneficial ownership as of December 31, 2015 based on the Statement of Beneficial Ownership filed on Schedule 13G/A on January 27, 2016.

(9)

Includes Stephens Investment Management Group, LLC, Stephens Investments Holdings LLC, Stephens Inc. and Warren A. Stephens.  The address of these stockholders is 111 Center Street, Little Rock, Arkansas 72201.  Represents beneficial ownership as of December 31, 2015 based on the Statement of Beneficial Ownership filed on Schedule 13G on February 12, 2016.

(10)	Includes 1,031,894 stock options that were vested and exercisable within 60 days of March 10, 2016. Mr. Hall served as our President, Chief Executive Officer and Chairman until January 1, 2016.
(11)	Includes 262,166 stock options that were vested and exercisable within 60 days of March 10, 2016.
(12)	Includes 5,957 stock options that were vested and exercisable within 60 days of March 10, 2016.
(13)	Includes 7,744 stock options that were vested and exercisable within 60 days of March 10, 2016.
(14)	Includes 55,051 stock options that were vested and exercisable within 60 days of March 10, 2016.
(15)	Includes 117,581 stock options that were vested and exercisable within 60 days of March 10, 2016.
(16)

Mr. Brandow, Mr. Mitchell and Mr. Ramsey are members of our board of directors that are employed by our founding members who receive compensation for their services as employees from their respective employers, but they do not receive any additional compensation (including equity awards) from us for their service as our directors.

Share Ownership, Anti-Hedging, Anti-Pledging and Clawback Policies

The Company has adopted share ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy, which are discussed in further detail in “Compensation Discussion and Analysis”.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of ten directors. Under the director designation agreement dated as of February 13, 2007, each of our founding members – AMC Entertainment Inc. and its affiliates (“AMC”), Cinemark Holdings, Inc. and its affiliates (“Cinemark”) and Regal Entertainment Group and its affiliates (“Regal”) – are permitted to appoint or designate up to two persons for nomination to election on our board of directors under the terms set forth in the agreement, one of whom must qualify as “independent” as required by the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Nasdaq Stock Market (“Nasdaq”). See “Certain Relationships and Related Party Transactions – Director Designation Agreement.” The designees pursuant to this agreement for AMC are Paula Williams Madison and Craig R. Ramsey; for Cinemark are Thomas F. Lesinski and Lee Roy Mitchell; and for Regal are Peter B. Brandow and Stephen L. Lanning.

Our bylaws provide that directors are divided into three classes, designated as Class I, Class II and Class III and that the number of total directors shall not be more than ten. The members of each class serve for staggered three-year terms. In 2016, the Class III directors are up for re-election. At the Annual Meeting, the stockholders will elect three Class III directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

We are soliciting proxies in favor of the re-election of each of the nominees identified below. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director.

Business Experience of the Nominees

The names of the nominees and other information about them, including their directorships at public companies held at any time during the past five years, if applicable, and their involvement in certain legal proceedings during the past 10 years, if applicable, are set forth below. In addition, we have included information about each nominee’s specific experience, qualifications, attributes or skills that led the board to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate structure.

Peter B. Brandow. Mr. Brandow has served as a director of NCM, Inc. since April 2015. Mr. Brandow has served as Executive Vice President, General Counsel and Secretary of Regal Entertainment Group since March 2002.  Mr. Brandow has served as the Executive Vice President, General Counsel and Secretary of Regal Cinemas, Inc. since July 2001, and prior to that time he served as Senior Vice President, General Counsel and Secretary of Regal Cinemas, Inc. since February 2000. Prior thereto, Mr. Brandow served as Vice President, General Counsel and Secretary from February 1999 when he joined Regal Cinemas, Inc. From September 1989 to January 1999, Mr. Brandow was an associate with the law firm Simpson Thacher & Bartlett LLP.  Mr. Brandow is also a member of the board of directors of AC JV, LLC, of which NCM LLC has a 4% ownership interest.

Mr. Brandow has extensive experience and association in the theatre industry which gives him the ability to offer guidance to the Company and its operations. Since Mr. Brandow is a board designee for one of our founding members, he brings to the board the perspective of a major stakeholder.

Lee Roy Mitchell. Mr. Mitchell has served as a director of NCM, Inc. since October 2006. Mr. Mitchell has served as Chairman of the Board of Cinemark USA, Inc. since March 1996 and as a director since its inception in 1987.  Mr. Mitchell was Chief Executive Officer of Cinemark USA, Inc. from its inception in 1987 until December 2006.  Mr. Mitchell also served as a director of Texas Capital Bancshares, Inc. from 1999 to 2011.

Mr. Mitchell has over four decades of executive leadership experience, including a key role in the theatre industry and brings important institutional knowledge to the board. Mr. Mitchell’s experience enables him to share with the board suggestions about how similarly situated companies effectively assess and undertake business considerations and opportunities. Since Mr. Mitchell is a board designee for one of our founding members, he brings to the board the perspective of a major stakeholder.

Craig R. Ramsey. Mr. Ramsey has served as a director of NCM, Inc. since May 2013. Mr. Ramsey serves as the Executive Vice President and Chief Financial Officer of AMC Entertainment Inc. and oversees all financial areas of the company, including accounting, information systems, asset and liability management, and investor relations.  Mr. Ramsey began his career with AMC in 1995 as the Director of Financial Reporting. He was promoted to Vice President of Finance in January 1997; to Senior Vice President in August 1998; and to Chief Financial Officer in February 2000. Mr. Ramsey is a certified public accountant. His professional affiliations include memberships in the American Institute of Certified Public Accountants, the Financial Executives Institute and the Missouri Society of Certified Public Accountants.

Mr. Ramsey is qualified to serve on our board based on his extensive financial experience in the media industry. Since Mr. Ramsey is a board designee for one of our founding members, he brings to the board the perspective of a major stakeholder.

Board Composition

Shown below are the names and ages, as of March 10, 2016, of the ten members of our current board of directors.

Name	Age	Position
Scott N. Schneider	58	Non-Employee Executive Chairman (Class I)
Andrew J. England	51	Chief Executive Officer and Director (Class I)
Peter B. Brandow	55	Director (Class III)
Lawrence A. Goodman	61	Director (Class I)
David R. Haas	74	Director (Class II)
Stephen L. Lanning	62	Director (Class II)
Thomas F. Lesinski	56	Director (Class II)
Paula Williams Madison	63	Director (Class II)
Lee Roy Mitchell	79	Director (Class III)
Craig R. Ramsey	64	Director (Class III)

Set forth below is a brief description of the business experience of each of the individuals who, in addition to the nominees whose business experience is set forth above, currently serve on our board and are expected to continue to serve as our directors following the annual meeting, including their directorships at public companies held at any time during the past five years, if applicable, and their involvement in certain legal proceedings during the past 10 years, if applicable. In addition, we have included information about each director’s specific experience, qualifications, attributes or skills that led the board to conclude that the director should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate structure.

Scott N. Schneider. Mr. Schneider has been a director of NCM, Inc. since February 2007 and has served as Non-Employee Executive Chairman of NCM, Inc. since January 2016.  He also served as lead director from October 2014 through January 2016. His current term as director expires in 2017.  Mr. Schneider became the Chief Executive Officer of AHC LLC, a financial consulting and advisory firm in October 2009. He served as Operating Partner and Chairman, Media and Communications, of Diamond Castle Holdings, LP, a private equity firm, from January 2005 to September 2009. From 2001 to 2004, Mr. Schneider served in various senior executive capacities including President, Chief Operating Officer and Vice Chairman of the Board of Citizens Communications Company. Mr. Schneider formerly served as a director of Centennial Communications Corp.

Mr. Schneider’s extensive experience in senior leadership positions at several public and private media companies makes him well suited to understand and advise the board on complex managerial, strategic and financial considerations. He has a strong knowledge of the nuances of financial markets and is able to provide a variety of perspectives on financial and operational issues as well as provide guidance to assist the Company with its public communications.

Andrew J. England. Mr. England was appointed Chief Executive Officer and Director of NCM, Inc. on January 1, 2016. Mr. England has a long career in marketing, previously serving as the Executive Vice President and Chief Marketing Officer of MillerCoors, LLC from 2010 until July 2015.  From 2008 to 2010, Mr. England served as the Chief Marketing Officer of the then newly formed MillerCoors, LLC.  From 2006 to 2008 he served as Chief Marketing Officer of Coors Brewing Co.  Prior to that, Mr. England was Vice President and General Manager of Hershey’s Snacks division, Director of the Reese’s Brand, and carried out various marketing and brand management roles for over ten years at Nabisco Biscuit Company and Cadbury Schweppes.  Mr. England holds a Master of Business Administration degree from Stanford University and a bachelor’s degree in Engineering Science from Durham University in the United Kingdom.

Mr. England’s extensive experience as an executive in the marketing industry brings valuable experience to the board regarding our strategic and operating objectives.  Further, his position as our Chief Executive Officer provides insight to all aspects of the Company, including its management, operations and financial requirements.  Mr. England also offers exceptional leadership skills to the board.

Lawrence A. Goodman. Mr. Goodman has been a director and chairman of the Compensation Committee of NCM, Inc. since February 2007.  His current term expires in 2017.  Mr. Goodman founded White Mountain Media, a media consulting company, in July 2004 and has served as its president since inception. From July 2003 to July 2004, Mr. Goodman was retired. From March 1995 to July 2003, Mr. Goodman was the President of Sales and Marketing for CNN, a division of Turner Broadcasting System, Inc.

Mr. Goodman’s extensive background in the media industry allows him to provide media sales and marketing advice to our management and board. Mr. Goodman brings significant business experience to provide strategies and solutions to address the complex compensation environment of the media business that is required to appropriately compensate and motivate our sales personnel and executives.

David R. Haas. Mr. Haas has served as a director of NCM, Inc. and chairman of the Audit Committee of NCM, Inc. since February 2007. His current term expires in 2018. He has been a private investor and financial consultant since January 1995. Mr. Haas was a Senior Vice President and Controller for Time Warner, Inc. from January 1990 through December 1994.

Mr. Haas’ experience as a former high-ranking financial executive in a media company qualifies him to serve on our board of directors, the Audit Committee and to provide guidance to our internal audit function and financial advice to our board. In addition, Mr. Haas’ previous experience serving on several public company boards and audit committees has provided him a broad-based understanding of financial risks and compliance expertise.

Stephen L. Lanning. Mr. Lanning has served as a director of NCM, Inc. and chairman of the Nominating and Governance Committee of NCM, Inc. since February 2007. His current term expires in 2018. Prior to his retirement in 2009, he served with URS Corp. EG&G Division from 2006 to 2009 as an independent consultant and Director of Space and Information Operations Strategic Business Element. Mr. Lanning served in the United States Air Force from 1977 until 2006. From 2005 to 2006, Mr. Lanning was the Director, Logistics and Warfighting Integration, and Chief Information Officer for the United States Air Force Space Command. Mr. Lanning was a Principal Director of the Defense Information Systems Agency from 2002 to 2005.

Mr. Lanning has significant experience in technology, operational leadership and policy development combined with his drive for innovation and excellence, which positions him well to serve as our Nominating and Governance Committee chairman. Mr. Lanning’s background allows him to share best practices with our board of directors. His years of serving in the military have given him valuable knowledge and perspective.

Thomas F. Lesinski.  Mr. Lesinski has served as a director of NCM, Inc. since December 2014. His current term expires in 2018. Mr. Lesinski has served as the Founder and CEO of Energi Entertainment, a multi-media content production company, since August 2014.   From 2013 to 2014, Mr. Lesinski was President of Digital Content and Distribution at Legendary Entertainment, a leading media company dedicated to owning, producing and delivering content to mainstream audiences with a targeted focus on the powerful fandom demographic.  Prior to that role, from 2006 to 2013, Mr. Lesinski served as President, Digital Entertainment at Paramount Pictures, a global producer and distributor of filmed entertainment. Mr. Lesinski also served as President of Worldwide Home Entertainment at Paramount Pictures for three years, prior to which, he spent ten years in various leadership positions at Warner Bros. Entertainment and was a Managing Director for an advertising agency.

Mr. Lesinski’s experience in home entertainment and digital media give him the experience to critically review the various business considerations necessary to run a business such as ours and offers a valuable perspective as the media marketplace becomes more competitive, particularly with the growth of online and mobile advertising platforms.

Paula Williams Madison. Ms. Madison has served as a director of NCM, Inc. since March 2014. Her current term expires in 2018.  Ms. Madison has served as Chairman and CEO of Madison Media Management LLC, a company that invests in emerging media, entertainment and communication businesses, since 2011.  From 2011 to

2014, Ms. Madison also was Chief Executive Officer of the Los Angeles Sparks, a WNBA professional women’s basketball team.   Prior to this role, Ms. Madison served as Executive Vice President of Diversity at NBCUniversal, as well as, Vice President of the General Electric Company, NBCUniversal’s parent company at the time.  Ms. Madison spent 22 years with NBCUniversal in various leadership positions and prior to that ran several different local affiliate television stations.

Ms. Madison’s senior executive positions in the media and entertainment industries give her the experience to critically review the various business considerations necessary to run a business such as ours. Ms. Madison is able to offer the board sound business strategies. This, combined with her many years of business experience, makes her a valued contributor to the Board.

Our board of directors has determined that Lawrence A. Goodman, David R. Haas, Stephen L. Lanning, Thomas F. Lesinski, Paula Williams Madison and Scott N Schneider, all current directors, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act, and by the Nasdaq.  There are no family relationships among any of our executive officers, directors or nominees for director.  The board of directors considered Mr. Goodman’s service on the board of directors of a company that the Company uses to sell some of its online inventory concluded that this relationship does not affect his independence qualifications.  For further detail of related party transactions, refer to “Certain Relationship and Related Party Transactions” located elsewhere in this document.

Company Leadership Structure

Our board recently determined to split the roles of Chairman of the Board of Directors and Chief Executive Officer.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman sets the agenda for board meetings and presides over meetings of the full board in their oversight role.  We believe this leadership structure will best serve the objectives of the board’s oversight of management, the board’s ability to carry out its roles and responsibilities on behalf of our stockholders, and the Company’s overall corporate governance.

Mr. Schneider assumed the position of Chairman of the Board of Directors on January 1, 2016 and on January 20, 2016, the board appointed him as the Non-Employee Executive Chairman to reflect the additional duties he will have during the transition period in 2016 following the change of our CEOs. The term of his appointment is from January 4, 2016 through the earliest of December 31, 2016, his death or his removal from the board.

The board plans to periodically review the leadership structure to determine whether it continues to best serve the Company and our stockholders.

Board’s Role in Risk Oversight

The board as a whole has responsibility for risk oversight, including setting the “tone at the top” regarding the importance of risk management. The board reviews information on the Company’s credit, liquidity and operations, as well as reports from management on enterprise risk and committee reports. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation. The Audit Committee is responsible for overseeing the management of financial risks. The Nominating and Governance Committee is responsible for overseeing the management of risks associated with board independence and potential conflicts of interests. While each committee is responsible for evaluating and overseeing the management of such risks, the entire board is regularly informed of each committee’s analysis.

Jeffrey T. Cabot, Senior Vice President, Controller and Interim Co-Chief Financial Officer is our Chief Risk Officer. The Chief Risk Officer provides periodic updates to the board on the strategic, operational, financial, compliance and reputational risks facing the Company, which serves to ensure that risk management is a priority within the organization and the Company’s risk oversight is aligned with its strategies.  In addition, in 2014 Ernst & Young LLP assisted the Company’s internal audit department to evaluate the Company’s business risks and delivered a report to the board in January 2015 which the board incorporated into its evaluation.

Compensation Risk Assessment

We do not believe we have compensation practices that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee reviewed the compensation policies and practices for all employees, including executive officers. The Compensation Committee considered whether the compensation program encouraged excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, the Compensation Committee does not believe that the compensation program encourages excessive or inappropriate risk-taking. The Compensation Committee believes that the design of the compensation program, which includes a mix of annual and long-term incentives, cash and equity awards and retention incentives, is balanced and does not motivate imprudent risk-taking.

Meetings of the Board of Directors and Standing Committees

The board of directors held thirteen meetings during the fiscal year ended December 31, 2015. During our 2015 fiscal year, no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he or she was a director and of the total number of meetings held by all of the committees of the board of directors on which he or she served. The Company does not have a formal policy regarding attendance by members of the board of directors at the Company’s Annual Meeting, but encourages our directors to attend.  Nine of our ten directors attended our Annual Meeting of Stockholders held on May 8, 2015. The three standing committees of the board of directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  A special committee was established to review the related party transactions between NCM, Inc. and NCM LLC in connection with the merger with Screenvision, LLC (“Screenvision”), which was subsequently terminated in March 2015 and to perform succession planning for the Chief Executive Officer.  The special committee consisted of the three independent directors who were not designated by one of NCM LLC’s founding members, Messrs. Goodman, Haas and Schneider.  There were twenty-two meetings of the special committee during our 2015 fiscal year.

The following table shows the current membership and number of meetings held by the board and each standing committee during our 2015 fiscal year:

DIRECTOR COMMITTEE MEMBERSHIP AND MEETINGS

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Board of Directors
Peter B. Brandow				X
Andrew J. England				X
Lawrence A. Goodman		Chair	X	X
David R. Haas	Chair	X		X
Stephen L. Lanning		X	Chair	X
Thomas F. Lesinski	X			X
Paula Williams Madison		X	X	X
Lee Roy Mitchell				X
Craig R. Ramsey				X
Scott N. Schneider	X		X	Chair
2015 Fiscal Year Meetings	7	12	4	13

Audit Committee

The Audit Committee consists of David R. Haas (chairman), Thomas F. Lesinski and Scott N. Schneider.  Each of the committee members was determined to be “independent” as required by the rules promulgated by the SEC under the Exchange Act, and by the Nasdaq. Each of them also meets the financial literacy requirements of the Nasdaq. Our board of directors has determined that Mr. Haas qualifies as an “audit committee financial expert” as defined in the federal securities laws and regulations.

The Audit Committee is primarily concerned with overseeing management’s processes and activities relating to the following:

(1)	maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;
(2)	the independent auditor’s qualifications and independence;
(3)	the performance of our internal audit function and independent auditor; and
(4)	confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.

The Audit Committee also is responsible for establishing procedures for the receipt of complaints regarding our accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s responsibilities are set forth in its charter, the current version of which was most recently reviewed by the Committee and approved by the Board in January 2016. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link. There were seven meetings of the Audit Committee during our 2015 fiscal year.

Compensation Committee

The Compensation Committee consists of Lawrence A. Goodman (chairman), David R. Haas, Stephen L. Lanning and Paula Williams Madison.  Each member was determined to be “independent” as defined in the rules promulgated by the SEC under the Exchange Act and by the Nasdaq, and each also qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee’s purposes, as set forth in its charter, are:

(1)	to assist the board in discharging its responsibilities relating to compensation of our CEO and other executives;
(2)	to administer our equity incentive plans (other than equity compensation for non-employee directors which is administered by the Board); and
(3)	to have overall responsibility for approving and evaluating all of our compensation plans, policies and programs that affect our executive officers.

The Compensation Committee’s responsibilities are set forth in its charter, which is reviewed at least annually. The current Compensation Committee charter was most recently reviewed by the Committee and approved by the Board in January 2016. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link. There were twelve meetings of the Compensation Committee during our 2015 fiscal year.

The Compensation Committee performs such functions and has the authority and responsibilities enumerated in its charter. The Compensation Committee is authorized to form and delegate responsibility to subcommittees of the Compensation Committee as it deems necessary or appropriate, provided, however, that any such subcommittees shall meet all applicable independence requirements and that the Compensation Committee shall not delegate to persons other than independent directors any functions that are required under applicable law, regulation or Nasdaq rule to be performed by independent directors.

In 2015, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”), a nationally recognized consulting firm, to assess the competitiveness of pay for the executive officers and provide independent advice and recommendations to the Compensation Committee regarding executive compensation. Prior to retaining ClearBridge, the Compensation Committee reviewed ClearBridge’s independence as contemplated by the committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest and that ClearBridge is independent from the Company, our Compensation Committee and our executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Stephen L. Lanning (chairman), Lawrence A. Goodman, Paula Williams Madison and Scott N. Schneider.  Each of the members of our Nominating and Governance Committee was determined to be independent in accordance with Nasdaq rules and relevant federal securities laws and regulations.

The Nominating and Governance Committee’s purposes, as set forth in its charter, are:

(1)	to identify individuals qualified to become board members, and to recommend director nominees to the board;
(2)	to oversee the evaluation of our management and the board; and
(3)	to review from time to time the Corporate Governance Guidelines applicable to us and to recommend to the board such changes as it may deem appropriate.

The Nominating and Governance Committee’s responsibilities are set forth in its charter, which was most recently reviewed by the Committee and approved by the Board in January 2016. The current version of the charter as well as our Corporate Governance Guidelines are available on our website at www.ncm.com at the Investor Relations link. There were four meetings of the Nominating and Governance Committee during our 2015 fiscal year.

Other than the director candidates designated by our founding members, the Nominating and Governance Committee identifies individuals qualified to become board members and recommends director nominees to our board for each annual meeting of stockholders or in connection with filling a vacancy on the board between annual meetings. It also reviews the qualifications and independence of the members of our board of directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any changes in the overall composition of our board of directors and its committees. The Nominating and Governance Committee recommends to our board of directors the corporate governance guidelines and reviews such guidelines and the provisions of the Nominating and Governance Committee charter on a regular basis to confirm that such guidelines and charter remain consistent with sound corporate governance practices and with any legal, regulatory or Nasdaq requirements. The Nominating and Governance Committee also monitors our board of directors and our compliance with any commitments made to regulators or otherwise regarding changes in corporate governance practices and leads our board of directors in its annual review of our board of directors.

Nomination of Directors. The nominees for election or re-election to our board of directors at the 2016 Annual Meeting were designated by our founding members, were formally nominated by the Nominating and Governance Committee, and were approved by the board of directors on January 20, 2016.

As the need to fill vacancies arises in the future, the Nominating and Governance Committee will refer to its list of potential candidates that is maintained and updated on an on-going basis and will seek individuals qualified to become board members for recommendation to the board. The Nominating and Governance Committee would consider potential director candidates recommended by stockholders and would use the same criteria for screening all candidates, regardless of who proposed such candidates. See “Stockholder Communications” below for information on how our stockholders may communicate with our board of directors.  See “Proposals of Stockholders” below for further information on making director nominations.

The Nominating and Governance Committee and the board of directors consider whether candidates for nomination to the board of directors possess the following qualifications, among others:

(a)	the highest level of personal and professional ethics, integrity, and values;
(b)	expertise that is useful to us and is complementary to the background and expertise of the other members of the board of directors;
(c)	a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on the board of directors;
(d)	a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations; and
(e)	a dedication to the representation of the best interests of all our stockholders, including our founding members.

Diversity of Directors. In considering whether to recommend any candidate for inclusion in the slate of director nominees, the Nominating and Governance Committee complies with the Company’s Corporate Governance Guidelines and Corporate Code of Conduct. In addition to considering the above qualifications, the Committee seeks nominees that will complement the existing members and will provide diversity of background, professional expertise, gender and ethnicity.

Stockholder Communications

Our board of directors provides a process for stockholders to send communications to the board. Information on communicating directly with the board of directors is available on our website at www.ncm.com at the Investor Relations link.

Vote Required

Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the Annual Meeting.

Recommendation

The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

PROPOSAL 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act, stockholders are being asked to approve, on an advisory basis, the Company’s executive compensation, also known as “say-on-pay.” We currently hold this vote annually.  This non-binding advisory approval of the Company’s executive compensation considers the information in this proxy statement included in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosures.

The Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short-term and long-term interests of stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability. A significant portion of the compensation of our NEOs is tied closely to the financial performance of the Company (in 2015 approximately 55% of total compensation assuming 100% achievement of targets and approximately 59% of total compensation based upon actual 2015 performance bonuses paid), thus aligning our officers’ interests with those of our stockholders, including the annual performance bonus and equity incentives (refer to “Compensation Discussion and Analysis – Pay-for-Performance”). Under these programs, we provide our executives with incentives to achieve specific annual and long-term company performance goals established by the Compensation Committee. The Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices and do not encourage excessive risk-taking.

Because your approval is advisory, it will not be binding on either the board of directors or the Company. However, the Compensation Committee and board value the opinions of our stockholders and will take into account the result of the vote on this proposal when considering future executive compensation arrangements.

Our stockholders have the opportunity to vote, on an advisory basis, for the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement is hereby APPROVED.”

Vote Required

Approval of the foregoing resolution by our stockholders, on an advisory basis, requires the affirmative vote of a majority of the votes cast on this proposal voting in favor of this Proposal 2.

Recommendation

The board of directors recommends that stockholders vote FOR Proposal 2, and approve, on an advisory basis, the Company’s executive compensation program, as presented in this proxy statement.

PROPOSAL 3

APPROVAL OF THE NATIONAL CINEMEDIA, INC. 2016 EQUITY PLAN

Our board of directors believes that attracting and retaining highly qualified officers and key employees, and motivating them to serve the Company and to expend maximum efforts is important to our continued growth and success. In this regard, equity awards have been and will continue to be an important element of our compensation program because stock options, restricted stock, and other equity awards enable our officers and other key employees to acquire or increase their proprietary interest in the operations and future success of our Company, thereby promoting a close identity of interests between such individuals and our stockholders.

Our current employee equity incentive plan, the 2007 Equity Incentive Plan, terminates by its terms on February 6, 2017. Our board of directors believes that equity awards to key employees, officers and non-employee directors serve the best interests of stockholders by promoting a long-term focus for such individuals to increase the value of our stock. Accordingly, on March 11, 2016, our board of directors adopted, subject to stockholder approval, the 2016 Equity Plan.  Stockholder approval is required for us to make awards under the 2016 Equity Plan.

If our stockholders do not approve the 2016 Equity Plan, we will continue to grant awards under our existing 2007 Equity Incentive Plan until its termination in February 2017.  If and when our stockholders approve the 2016 Equity Plan, we will grant no further awards under the 2007 Equity Incentive Plan.  As of March 10, 2016, there are 2,684,728 shares of our common stock remaining available for award under the existing 2007 Equity Incentive Plan.  As of March 10, 2016, there were 59,802,570 shares of NCM, Inc. outstanding and 2,587,474 shares of unvested restricted stock outstanding.   As of March 10, 2016, there were 2,700,803 options outstanding with a weighted average exercise price of $16.61 per share and a weighted-average remaining contractual life of 4.6 years.

Burn Rate Analysis

The 2016 Equity Plan is substantially similar to our existing 2007 Equity Incentive Plan and we currently expect no significant changes to our historical equity award granting process or award levels from what we have made under the existing 2007 Equity Incentive Plan.  We believe our burn rates for 2015 and the prior two years under the 2007 Equity Incentive Plan remain at reasonable levels as set forth in the table below.

Fiscal year	Time-based Restricted Stock and Restricted Stock Units	Performance-based Restricted Stock (at Target)	Total	Weighted average number of NCM, Inc. common shares outstanding	Burn Rate	Weighted average number of NCM LLC membership units outstanding	Fully Diluted Burn Rate
2015	790,445	499,740	1,290,185	58,979,508	2.19%	131,029,291	0.98%
2014	564,776	354,274	919,050	58,709,534	1.57%	128,311,377	0.72%
2013	259,827	658,721	918,548	56,014,404	1.64%	120,346,869	0.76%
Three-Year Average					1.80%		0.82%

Summary of Material Terms of the 2016 Equity Plan

The following discussion of the material features of the 2016 Equity Plan is qualified by reference to the text of the 2016 Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose; Eligibility. The 2016 Equity Plan assists us in attracting, retaining, motivating and rewarding employees, directors and consultants, and promoting the creation of long-term value for our stockholders by aligning the interests of our executive and key staff members with those of our stockholders. The 2016 Equity Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based and cash awards to directors, officers, employees, consultants and other individuals who perform services for us or for our affiliates. As of December 31, 2015, six independent directors (which excludes directors who are employees of our founding members) and six officers of National CineMedia, Inc., as well the approximately 628 employees of National CineMedia, LLC are eligible to participate in the 2016 Equity Plan when selected by the Committee to receive awards.

Share Reserve. Subject to adjustment for changes in capitalization, the maximum number of shares of our $0.01 par value common stock, available for issuance under the 2016 Equity Plan shall be 4,400,000 shares, reduced by one share of Stock for each share of Stock granted pursuant to an award under the 2007 Equity Incentive Plan after the record date of March 10, 2016. Shares of our common stock remaining available for award under the existing 2007 Equity Incentive Plan will no longer be available for issuance (2,684,728 shares as of March 10, 2016) as of the effective date of the 2016 Equity Plan.  The share reserve is subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate event. Shares of Stock repurchased by the Company using stock option proceeds or with respect to stock-settled SARs will not be available for reissuance under the 2016 Equity Plan.  Otherwise, for purposes of determining the number of shares remaining available for issuance under the 2016 Equity Plan, to the extent an award expires or is canceled, forfeited, or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares issued under the 2016 Equity Plan may be authorized and unissued shares or treasury shares.

The maximum number of shares that may be covered by an award payable in shares granted under the 2016 Equity Plan to any single participant in any calendar year cannot exceed 500,000 shares, excluding substituted awards. The maximum dollar amount that may be awarded to a single participant payable in cash in any calendar year cannot exceed $5,000,000, excluding substituted awards.

Administration; No Repricing. The board of directors has designated the Compensation Committee of the board of directors (the “Committee”) as the committee with authority to administer the 2016 Equity Plan. The Committee will administer the 2016 Equity Plan and approve those persons who will be granted awards and the amount, type and other terms and conditions of the awards. The Committee has full authority to administer the 2016 Equity Plan, including the authority to interpret and construe any provision in the plan and the terms of any award agreement and to adopt such rules and regulations for administering the plan that it may deem necessary or appropriate. The 2016 Equity Plan prohibits a reduction in the exercise or grant price of an option or stock appreciation right either by lowering the price or other amendment treated as a repricing, without the approval of our stockholders.

Significant Features of Incentive Awards. The following is a description of the significant terms that apply to each type of award issued under the 2016 Equity Plan:

•

Options and Stock Appreciation Rights. Each option will entitle the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an “incentive stock option” or “ISO” (within the meaning of Section 422 of the Code) or a nonqualified stock option (“NSO”). Each stock appreciation right (“SAR”) will entitle the holder to receive, upon exercise, the excess of the of the market value of a share at the time of the exercise over the base price of the SAR multiplied by the specified number of shares as to which the SAR is being exercised. The exercise or base price of each option and SAR cannot be less than 100% of the fair market value of a share on the date the award is granted (or, in the case of ISO grants to participants who hold more than 10% of the Company’s stock, 110% of the fair market value of a share on the grant date). The term of any option or SAR cannot exceed ten years (or, in the case of ISO grants to participants who hold more than 10% of the Company’s stock, five years), except for substituted awards, and the option or SAR will vest over a period determined by the Committee. Each option or SAR agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates. Exercise is conditioned on the withholding of taxes, to the extent applicable.

The exercise price of an NSO or ISO shall be payable to the Company in full, in any method permitted under the award agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of stock already owned by the participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of exercise to the extent the shares of stock have a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such NSO or ISO shall be exercised, provided that, in the case of an ISO, the right to make payment in the form of already owned shares of stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, shares of stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

•

Restricted Stock and Restricted Stock Units. The Committee may grant a restricted stock award, which is a grant of actual common shares subject to a risk of forfeiture and restrictions on transfer. The Committee may also grant an award of restricted stock units, a contractual commitment to deliver shares at a future date.  Except as provided in the Plan or an award agreement, the restricted stock or the restricted stock units may not be sold, assigned or otherwise transferred until the end of the restriction period as specified by the Committee. The terms and conditions of any restricted stock award or award of restricted stock units will be determined by the Committee and such restrictions and limitations may include vesting requirements based upon the achievement of specific performance goals established by the Committee with respect to the grant of one or more awards under the 2016 Equity Plan.

Participants holding restricted stock generally may vote the shares.  The Committee may provide in an award agreement that the holder of restricted stock may receive any dividends paid.  Participants holding shares of restricted stock units shall have no rights of stockholders.  The Committee may provide in an award agreement that the holder of such restricted stock units shall be entitled to receive dividend equivalents.

•	Other Stock-Based Awards. The Committee may grant other types of stock-based awards in such amounts and subject to such terms and conditions as the Committee determines.
•

Performance Awards. The Committee may grant awards of performance shares or performance units to participants in such amounts and upon such terms as the Committee shall determine. The Committee determines the performance goals using one or more of the following measures.

• Cash flow	• Net income
• Cost initiatives	• Operating income
• Earnings	• Return on assets
• Earnings per share	• Return on capital
• Economic profit	• Return on equity
• Economic value added	• Return on investment
• Enterprise value	• Revenue (gross or net)
• Free cash flow	• Stock price
• Margins (gross or net)	• Strategic objectives
• Market share	• Total stockholder return
• Market value	• Debt ratios and other measures of credit quality or liquidity

The Committee may choose to establish and measure performance goals (a) in absolute terms, (b) in combination, (c) in relative terms, (d) on a per-share or per-capita basis, (e) on a company-wide, business-segment, or product basis, (f) on a pre-tax or after-tax basis, and/or (g) on a GAAP or non-GAAP basis. The Committee may also choose to exclude the effect of extraordinary or non-recurring items, changes in accounting rules, mergers and acquisitions or other items consistent with Section 162(m) of the Code. Performance goals and target levels can vary by participant and by performance period. The Committee sets each performance period, which may consist of one or more fiscal years or a portion of a fiscal year.

After the performance period ends, the Committee certifies in writing the extent to which the performance goals and any other material terms of the awards were satisfied. The amount of the award is determined by applying the formula to the level of actual performance certified by the Committee. The Committee has the discretion to reduce or eliminate (but not to increase) the amount of the award. To be eligible for payment of an award, the executive generally must be employed by us on the date the awards are paid unless otherwise approved by the Committee.

Dividends and Dividend Equivalents. The 2016 Equity Plan generally permits the Committee, in its discretion, to grant awards that include regular cash dividends or dividend equivalents on a current or a deferred basis with respect to shares covered by the award.  In no case, however, may awards of Options or SARs be granted with dividend equivalents.

Change of Control; Changes in Capitalization. The 2016 Equity Plan includes a change of control provision that generally provides for accelerated vesting of outstanding awards if the awards are not assumed, continued or substituted and the participant’s service is terminated by us or an affiliate without cause or by the participant for good reason within three months prior to or one year after the consummation of a change of control (as defined in the plan). The 2016 Equity Plan includes adjustments for certain changes in capitalization.

Tax Withholding. The 2016 Equity Plan provides that participants may elect to satisfy certain federal, state or local income and employment tax withholding requirements by (i) remitting to us cash or, subject to certain conditions, shares previously held by the participant, or (ii) instructing us to withhold shares otherwise deliverable to the participant.

Amendment and Termination . Our board of directors may amend, modify or terminate the 2016 Equity Plan in any respect, except that, to the extent that any applicable law, regulation or rule of a stock exchange requires stockholder approval for any revision or amendment to be effective, the revision or amendment will not be effective without stockholder approval. Unless sooner terminated by the board of directors, the 2016 Equity Plan will expire on April 28, 2026, ten years after the effective date. We will not make any grants under the 2016 Equity Plan after it expires, but awards outstanding at that time will continue in accordance with their terms.

Federal Income Tax Consequences

The following is intended only as a brief summary of the material U.S. federal income tax consequences of the 2016 Equity Plan. The tax consequences to a participant will generally depend upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant, subject to the limitations of Section 162(m) of the Code, if applicable. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO does not recognize taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock for a period of at least two years after the ISO is granted and one year after the ISO is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the ISO is granted or before one year after the ISO is exercised will recognize ordinary income or loss equal to the difference between the exercise price and fair market value of the stock as of the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for more than one year. If the stock resulting from the exercise of an ISO is not sold during the same calendar year in which the ISO was exercised, the difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is included as an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the participant’s regular income tax for the year.

Non-statutory Stock Options and Stock Appreciation Rights. In general, a participant who receives an NSO or SAR generally will not recognize taxable income on the grant of such option or SAR but will recognize ordinary income at the time of exercise of the stock option or SAR equal to the difference between the option or SAR exercise price and the fair market value of the stock on the date of exercise.  Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for more than one year.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not freely transferable, in which case the determination date is the earlier of (i) the date on which the shares become freely transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture.  If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code (a “Section 83(b) election”), to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Any dividends paid with respect to grants of restricted stock will be taxed in the year of payment as either compensation if a Section 83(b) election was not made, or as dividend income if it was made.

Restricted Stock Units. A participant generally will recognize no income upon the receipt of a restricted stock unit award.  Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted Stock.” A participant may not, however, make a Section 83(b) election with respect to restricted stock unit awards.  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss.

Shares, Performance Units, and Other Stock-Based Awards. If an award is subject to a restriction on transferability and a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the transferred shares or amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. We can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below regarding Section 162(m) of the Code.

Income Tax Effects for our Company. We generally will be entitled to a tax deduction in connection with an award under the 2016 Equity Plan in an amount equal to the ordinary income recognized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO or the vesting of restricted stock), except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the recipient of the award who is our employee over and above the income tax owed plus possible penalties and interest.  The types of arrangements covered by section 409A are broad and may apply to certain awards available under the 2016 Equity Plan. As required by section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee's separation from service.

Section 162(m). Section 162(m) generally provides that compensation paid to a “covered employee” in excess of $1 million is not deductible by the corporation for federal income tax purposes. A covered employee generally includes the chief executive officer of the company at the end of the taxable year and an individual serving as an officer of the company or a subsidiary at the end of such year who is among the three highest compensated officers (other than the chief executive officer and the chief financial officer) for proxy statement reporting purposes. Compensation that qualifies as “performance-based” compensation for purposes of Section 162(m) is excluded from the $1 million deduction limitation. The rules and regulations promulgated under Section 162(m) are complex, technical, and change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify as “performance-based” compensation for purposes of Section 162(m). We cannot assure you that any compensation awarded or paid under the 2016 Equity Plan will be deductible by us under all circumstances.

New Plan Benefits and Other Information

If our stockholders approve the 2016 Equity Plan, the new plan benefits for our named executive officers, the executive officer group, the non-executive director group and the non-executive officer employee group are not determinable. For information regarding prior awards made under the 2007 Equity Incentive Plan, see the Executive Compensation and Director Compensation Tables.

Shares issuable under the 2016 Equity Plan are shares of our common stock, $0.01 par value per share. The closing price of a share of our common stock on March 10, 2016 was $14.78.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve Proposal 3.

Recommendation

Our board of directors recommends that stockholders vote FOR Proposal 3. If not otherwise specified, proxies will be voted FOR approval of the National CineMedia, Inc. 2016 Equity Incentive Plan.

EQUITY COMPENSATION PLAN

The following table sets forth, as of December 31, 2015, information for all equity compensation plans under which our equity securities were authorized for issuance.  More recent information as of March 10, 2016 is included in Proposal 3 above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,470,748	(1)	$16.60	(2)	3,636,589	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,470,748		$16.60		3,636,589

(1)

Includes 2,707,752 stock option grants; 56,628 restricted stock units; 240,141, 171,872 and 294,355 for additional shares for the 2015, 2014 and 2013 performance-based restricted stock grants, respectively, that may be issued assuming the highest level of performance is achieved (150%). Actual results could vary from estimates, especially in the later years included in the three-year projections.

(2)	Restricted stock awards are excluded as there is no exercise price for these awards.
(3)	Represents remaining shares of our common stock available for issuance under the Equity Incentive Plan.

The most recent amendment to the Equity Incentive Plan was approved by our stockholders on May 1, 2013.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

A resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of the firm Deloitte & Touche LLP as independent auditors, to audit our financial statements for the 2016 fiscal year ending December 29, 2016, and to perform other approved accounting services.

Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, retain, and supervise our independent auditors, our board of directors considers the selection of our independent auditors to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Deloitte & Touche LLP served as our independent registered public accounting firm for our 2015 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

We paid Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal years 2015 and 2014, the following amounts:

	2015	2014
Audit Fees (1)	$853,000	$843,200
Audit Related Fees (2)	171,000	414,620
Total Audit and Related Fees	1,024,000	1,257,820
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,024,000	$1,257,820

(1)	Includes consent fees of $20,000 and $40,000 for fiscal years 2015 and 2014, respectively.
(2)

In 2015, audit related fees consisted of assistance with debt offerings and periodic filings for our founding members, all of which was reimbursed to the Company by the founding members.  In 2014, audit related fees consisted primarily of services provided for Screenvision merger planning and due diligence ($259,620) and assistance with a debt offering and periodic filings for our founding members ($155,000), which was reimbursed to the Company by the founding members.

Pre-Approval Policies and Procedures

All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditors must be approved by the Audit Committee in advance, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members or may delegate authority to one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that all decisions to grant pre-approvals pursuant to such delegated authority will be presented to the entire Audit Committee at its next scheduled meeting. Effective with the completion of our initial public offering in February 2007, all of our independent auditors’ services were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve Proposal 4.

Recommendation

The board of directors recommends that stockholders vote FOR Proposal 4.

AUDIT COMMITTEE REPORT

The charter of the Audit Committee specifies that the purpose of the Committee is to assist the board in the oversight of management’s processes and activities relating to the following:

•	maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;
•	the independent auditor’s qualifications and independence;
•	the performance of our internal audit function and independent auditor; and
•	confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of NCM, Inc. for fiscal year ended December 31, 2015 with management and discussed those matters required by Auditing Standard No. 16, Communications with Audit Committees (as amended), as well as all other matters required to be discussed with Deloitte & Touche LLP, our independent registered public accounting firm. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed that firm’s independence with representatives of the firm with respect to NCM, Inc.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Deloitte & Touche LLP, the Audit Committee recommended that the board of directors include the audited consolidated financial statements for the fiscal year ended December 31, 2015 in NCM, Inc.’s Annual Report on Form 10-K filed with the SEC.

Audit Committee of National CineMedia, Inc.

David R. Haas, Chairman

Thomas F. Lesinski

Scott N. Schneider

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included elsewhere in this report with management and, based on such review and discussions, the Compensation Committee recommended that the board of directors include such disclosure for the fiscal year ended December 31, 2015 in NCM, Inc.’s Annual Report on Form 10-K and Proxy Statement filed with the SEC.

Compensation Committee of National CineMedia, Inc.

Lawrence A. Goodman, Chairman

David R. Haas

Stephen L. Lanning

Paula Williams Madison

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” (“NEOs”).

•	Kurt C. Hall – Former President, Chief Executive Officer and Chairman (our CEO until January 1, 2016)
•	Clifford E. Marks – President of Sales & Marketing
•	David J. Oddo – Senior Vice President, Finance and Interim Co-Chief Financial Officer (our principal financial officer)
•	Jeffrey T. Cabot – Senior Vice President, Controller and Interim Co-Chief Financial Officer (our principal accounting officer)
•	Ralph E. Hardy – Executive Vice President and General Counsel
•	Alfonso P. Rosabal – Executive Vice President, Chief Operations Officer and Chief Technology Officer

Mr. Andrew J. England became our Chief Executive Officer effective January 1, 2016.  His compensation levels are provided in the “Compensation Decisions for 2016” section.

Executive Summary

Fiscal Year 2015 Performance. For fiscal year 2015, the Company reported record revenue and Adjusted OIBDA derived from advertising.  Revenue increased 13.3% compared to fiscal year 2014.  The increase in revenue was primarily due to 19.6% increase in national advertising revenue primarily due to the impact of higher utilization and pricing. A 10.5% increase in local and regional advertising revenue, partially offset by a 21.9% decrease in founding member advertising revenue from beverage concessionaire agreements also contributed to overall revenue growth.  The following table summarizes the key fiscal 2015 financial metrics on which the Company based its executive compensation.

Fiscal 2015 Performance Measures (in millions) (1)
	Target	Actual	Achievement relative to target
Adjusted OIBDA for compensation purposes	$185.1	$203.4	109.9% of targeted Adjusted OIBDA for compensation purposes
Adjusted advertising revenue	$396.2	$417.4	105.3% of Adjusted advertising revenue target
Technology and Operations operating expenditures	$24.6	$24.3	Under-spent target by 1.2%
Technology and Operations capital expenditures	$13.0	$11.8	Under-spent target by 9.2%

(1)

Refer to “Annual Performance Bonus” below for additional details on the Executive Performance Bonus Plan, Adjusted OIBDA for Compensation Purposes and adjusted advertising revenue, which are non-GAAP measures.  See “Definitions of Performance Measures Used in Incentive Plans in Fiscal 2015” below for the definitions of Adjusted OIBDA for Compensation Purposes and adjusted advertising revenue and the reconciliations to the closest GAAP based measurement.  Fiscal 2015 targets were set to reflect growth over fiscal 2014 actual results.

Payouts under our compensation program are directly aligned with these results, as discussed under the Pay-for-Performance Alignment section.

Elements of 2015 Compensation Program. Our Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short-term and long-term interests of our stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability.  The 2015 Compensation Program consists of the following pay elements:

Base Salary	+	Annual Performance Bonus	+	Performance-Based Restricted Stock (PBRS)	+	Time-Based Restricted Stock (TBRS)	=	Total Direct Compensation

The design for the Annual Performance Bonus and Long-Term Incentive Plan was generally maintained from the 2014 Compensation Program, based on the Compensation Committee’s assessment that the compensation program continued to align with the Company’s business and compensation objectives.

Pay Mix.  We believe the mix of annual and long-term incentives, and the mix of cash and equity awards are balanced, emphasize Company performance and do not motivate imprudent risk-taking.  The following charts present the elements of compensation as a percentage of total target direct compensation for fiscal year 2015, computed using the annual salary, target annual performance bonus (assuming 100% achievement) and grant date fair value of PBRS and TBRS.  The first chart presents the compensation elements for our CEO, Kurt C. Hall.  The NEOs included in the second chart are Messrs. Marks, Oddo, Cabot, Hardy and Rosabal.

Fiscal Year 2015 Compensation Mix

(a)

Approximately 64% of Mr. Hall’s compensation is performance-based and approximately 79% of his compensation is variable, which represents the performance-based elements and time-based restricted stock.

(b)

Approximately 50% of all other NEOs’ compensation is performance-based and approximately 77% of their compensation is variable, which represents the performance-based elements and time-based restricted stock.

Pay-for-Performance Alignment.  The Compensation Committee believes that having a large percentage of executive officers’ pay as performance-based compensation ensures their interests are aligned with those of our stockholders. Consistent with our compensation program design, our compensation program results for the 2015 fiscal year were aligned with the Company’s financial results.  The fiscal year 2015 annual performance bonuses paid out above target as described in greater detail in “Fiscal 2015 Executive Performance Bonus Plan Payments”.  PBRS paid out below target for the 2013-2015 performance period, as described in greater detail in “Long-Term Incentives”.  The link between the realizable compensation of our CEO and indexed TSR is shown in the following graph.

(1)

All categories are captured as shown in the Summary Compensation Table, except for equity incentive plan compensation and associated dividends, which are captured as of the year paid. Equity plan compensation is computed as the value of restricted stock actually vested based on performance each year, and the in-the-money value of options that vested during each year, based on the closing stock price at fiscal year-end.  Dividends which are included in All Other Compensation are computed as the value of dividends paid on vested restricted stock awards, rather than accrued.

(2)	TSR is computed based on stock price growth and dividends reinvested, assuming $100 was invested on December 29, 2011.

Shareholder Say-on-Pay Vote and Company Response

In establishing and recommending 2016 compensation for the Company’s NEOs, the Compensation Committee considered the results of the say-on-pay vote at the 2015 Annual Meeting of Stockholders.  At that meeting, our stockholders approved our executive compensation for the 2014 fiscal year with approximately 98% of the votes cast in favor. Our board of directors recognizes that executive compensation is an important matter of stockholder concern and takes stockholder views into account when reviewing the compensation program throughout the year. The Compensation Committee considered the results of the advisory approval and as such generally maintained the overall composition of executive compensation for the 2015 fiscal year.

Other Policies

Adoption of Share Ownership Guidelines

On January 16, 2013, the Company adopted the following share ownership guidelines for its executive officers and directors:

Position	Minimum Share Ownership Level
President, Chief Executive Officer and Chairman	Lesser of: 3 times base salary or 140,000 shares
President of Sales and Executive Vice Presidents	Lesser of: 1 times base salary or 20,000 shares
Non-Employee Independent Directors	Lesser of: 3 times annual Board cash retainer or 8,000 shares

Each individual is expected to attain the minimum ownership level within five years of the effective date of the policy, or the individual’s date of appointment, if later. If the minimum ownership level is not attained within the required timeframe, holding restrictions will apply. Upon vesting of equity awards, 50% of the individual’s shares that become vested will be subject to holding restrictions until the minimum ownership level is attained. Ownership levels are determined based on Company common stock owned by each individual, including shares of unvested timed-based restricted stock and in-the-money vested stock options.

Anti-Hedging Policy

The Company’s insider trading policy includes provisions that prohibit all employees and directors from entering into hedging transactions with respect to Company stock.

Anti-Pledging Policy

The Company’s insider trading policy includes provisions that prohibit all employees and directors from keeping Company stock in a margin account or using Company stock as collateral for a loan. To our knowledge, none of our officers or directors has pledged any of his or her shares in violation of Company policy.

Clawback Policy

We adopted a “clawback” policy in 2013 addressing the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. This policy, also known as a “clawback” policy, applies to all of our executive officers, including the NEOs. Under the policy, we may recover any incentive compensation paid to an executive officer of our company in the event of a material negative accounting restatement of our financial statements due to material noncompliance by our company with any financial reporting requirement under the securities laws. If the board of directors determines that any current or former executive officer has engaged in fraud or intentional misconduct that caused the error that, directly or indirectly, resulted in the financial restatement, the board of directors may require reimbursement or forfeiture of any annual or long-term cash bonus or any equity compensation award earned with respect to the period covered by the restatement by such executive officer.

Detailed Discussion & Analysis

Compensation Philosophy

The primary goals of our Compensation Committee with respect to executive compensation are to:

•	review the competitiveness of executive cash compensation and equity grant levels compared to a select peer group of companies, using the 50th percentile as a reference point for setting compensation;
•	provide shorter term cash incentives primarily for achieving specified annual performance objectives;
•

provide a mix of long-term equity incentives that are performance- and time-based to promote stock price growth, retention and ownership through achievement of long-term financial performance goals; and

•	establish and monitor appropriate pay and performance relationships.

To achieve these goals, we intend to maintain a compensation structure that provides rewards for high performance and value creation for our stockholders (including the founding members).

Role of Compensation Consultant and CEO in Determining Executive Compensation

Our former CEO had substantial input in 2015 in determining executive compensation other than his own and made all of the recommendations for the other five NEOs that were ultimately approved by the Compensation Committee.

In 2015, the Compensation Committee engaged ClearBridge, a nationally recognized consulting firm, to serve as an independent consultant on executive compensation matters.  ClearBridge assessed the competitiveness of pay for the executive officers and provided independent advice and recommendations to the Compensation Committee regarding executive compensation. The Compensation Committee determined that ClearBridge is independent from the Company.

As part of its review, ClearBridge considered base salary, annual performance bonus, total cash compensation (combined salary and annual performance bonus), long-term incentives, and total direct compensation. ClearBridge reviewed and recommended a peer group for pay comparison for our executive officers comprised of companies that are domestic, publicly-traded, of comparable size to NCM, Inc., and in relevant industries (i.e., in advertising, media and entertainment industries, or software technology-based companies in media-related industries).  The Compensation Committee reviewed and approved the peer group.

Our Compensation Committee believes that peer group comparisons are useful to measure the competitiveness of our compensation practices and uses the information provided by the compensation consultant to guide its decision making. Although the Compensation Committee references the 50th percentile of the peer group’s pay levels, specific positioning for each NEO is determined on a case-by-case basis.

The following peer companies were used in our competitive analysis for fiscal 2015 decisions:

comScore, Inc.	Outfront Media Inc.
Crown Media Holdings, Inc.	QuinStreet, Inc.
Digital River, Inc.	SeaChange International, Inc.
DreamWorks Animation SKG, Inc.	Sinclair Broadcast Group, Inc
Harte Hanks, Inc.	TiVo Inc.
IMAX Corp.	ValueClick Inc.
Lamar Advertising Company	WebMD Health Corp.

In fiscal 2016, Pandora Media, Inc., Media General, Inc. and Global Eagle Entertainment Inc. were added to the peer group.  Five companies were removed from the peer group:  ValueClick, Inc., Digital River Inc., QuinStreet, Inc., SeaChange International Inc. and Sinclair Broadcast Group Inc. due to acquisitions or size.

2015 Compensation

Provided below is a summary of the key elements of our 2015 compensation program.

Component	Description	Purpose
Base Salary	Fixed cash component	Reward for level of responsibility, experience and sustained individual performance

Annual Performance Bonus	Cash performance bonus based on achievement of pre-determined performance goals	Reward team and individual achievement against specific objective financial goals

Long-Term Incentives	Equity grants in 2015 consisted of: • Performance-based restricted shares • Time-based restricted shares	Reward for the creation of stockholder value and retain executives for the long-term

Other Compensation

A matching contribution to our defined  contribution 401(k) plan and various health, life and disability insurance plans; dividend equivalents accrued on restricted stock and other customary employee benefits.

Provide an appropriate level of employee benefit plans and programs

Potential Payments Upon Termination or Change in Control	Contingent in nature. Amounts are payable only if employment is terminated as specified under each employment agreement. No excise tax gross-ups are provided.	Provide an appropriate level of payment in the event of a change in control or termination

Other Policies	Stock Ownership Guideline policy Clawback policy Insider trading policy, which includes anti-hedging and anti-pledging policies	Enhance alignment with stockholder interests

Specific compensation decisions made in 2015 are described below.

Base Salary. Base salaries for our executives were established based on the scope of their responsibilities, taking into account the internal value and importance of the role, experience and seniority of the individual, our ability to replace the individual, peer salary levels, and other primarily subjective factors deemed relevant by the Compensation Committee.

Base salaries are reviewed annually by the Compensation Committee and the board, and may be adjusted from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements.

The base salaries of our NEOs in 2015 compared to 2014 as of the end of the fiscal year were as follows.

Name	2014 Base Salary	2015 Base Salary	Percentage Change
Kurt C. Hall (1)	$780,434	$796,042	2.0%
Clifford E. Marks	$752,561	$825,000	9.6%	(2)
David J. Oddo	$176,269	$179,794	2.0%
Jeffrey T. Cabot	$197,219	$201,163	2.0%
Ralph E. Hardy	$292,375	$298,222	2.0%
Alfonso P. Rosabal, Jr.	$268,400	$341,000	27.0%	(3)

(1)	Mr. Hall resigned as CEO effective January 1, 2016.
(2)	Mr. Marks received a 2% increase in January 2015 and further 7.5% increase in April 2015 in recognition of his outstanding past performance and importance to the Company in the future.
(3)

Mr. Rosabal received a 27% salary increase in January 2015 due to a reallocation in the mix of pay elements to better align his compensation with the compensation of other senior operating and technology executives at our peer companies. Specifically, Mr. Rosabal’s total direct compensation (salary, bonus and restricted stock) increased by 2%, with a shift in pay mix from restricted stock to salary, resulting in a 27% salary increase and a 10% reduction in restricted stock grant value.

For 2015, we believe salary was within a market competitive range versus our competitors.

Annual Performance Bonus. Annual performance bonuses are intended to compensate executives for achieving financial goals that support our annual operational and strategic goals. The annual performance bonus for NEOs are awarded under the Executive Performance Bonus Plan that was approved by stockholders on May 1, 2013 and is expected to continue for five years.

The target percentages for our NEOs were established based on the responsibility, experience and seniority of the individual. We believe our annual bonuses, in combination with base salaries, deliver competitive total cash compensation. In addition, we believe rewarding our executives for achievement of our financial goals is consistent with the practice of aligning their interests with our stockholders. A stretch bonus is further incentive for our executive officers to exceed operating budgets and thus further increase our equity value.

Payments of performance bonuses are objectively calculated based on the achievement of specific financial targets for each NEO.  The objective financial factors are consistent with the metrics used in previous years and represent the metrics the Compensation Committee believes may best encourage sound decisions regarding operations and investment of capital and are important to our goal of increasing the value of our equity.  Performance measures are specifically defined in the “Definitions of Performance Measures Used in Incentive Plans in Fiscal 2015” section below.

Our annual performance bonus traditionally has been paid in a single payment in the first quarter following the completion of a given fiscal year. Payments are subject to review, approval and certification by the Compensation Committee in conjunction with the issuance of our annual audit report.

Our performance weightings by individual pursuant to the Executive Performance Bonus Plan are as follows.

Fiscal 2015 Executive Performance Bonus Plan Summary

	Performance Measure Weightings
	Up to 100% of Target Bonus			Stretch Bonus (4)
Name	Adjusted OIBDA for Compensation Purposes (1)	Adjusted advertising revenue (2)	Technology and Operations operating and capital expenditures budget (3)	Adjusted OIBDA for Compensation Purposes
Kurt C. Hall	100%	0%	0%	100%
Clifford E. Marks	0%	100%	0%	100%
David J. Oddo	100%	0%	0%	100%
Jeffrey T. Cabot	100%	0%	0%	100%
Ralph E. Hardy	100%	0%	0%	100%
Alfonso P. Rosabal, Jr.	75%	0%	25%	100%

(1)

The performance bonus potential is based on the percentage of Adjusted OIBDA for Compensation Purposes (defined in the “Definitions of Performance Measures Used in Incentive Plans in Fiscal 2015” below) target achieved as follows.  Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted OIBDA for Compensation Purposes Achieved	% of Target Bonus
Less than 80%	0%
80%	25%
95%	90%
100%	100%

(2)

The performance bonus potential is based on the percentage of advertising revenue (defined in “Definitions of Performance Measures Used in Incentive Plans in Fiscal 2015” below) target achieved as follows. Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted Advertising Revenue Target Achieved	% of Target Bonus
Less than 80%	0%
80%	50%
90%	80%
95%	90%
100%	100%

(3)

No performance bonus is payable for 25% of Mr. Rosabal’s award if the actual annual operating expenditures and capital expenditures, including any capitalized overhead, on an aggregate basis exceed 100% of budget.

(4)

The 2015 Stretch Bonus potential is 50% of the product of (a) the performance bonus paid times (b) the percentage obtained by dividing (i) the percentage that Adjusted OIBDA for Compensation Purposes is in excess of budget (capped at 10% and expressed as a whole number) by (ii) 10.

Actual fiscal year 2015 performance results were as follows.

Fiscal 2015 Performance Results

(in millions)

Fiscal 2015 Performance Measures (in millions) (1)
	Target	Actual	Achievement relative to target
Adjusted OIBDA for compensation purposes	$185.1	$203.4	109.9% of targeted Adjusted OIBDA for compensation purposes
Adjusted advertising revenue	$396.2	$417.4	105.3% of Adjusted advertising revenue target
Technology and Operations operating expenditures	$24.6	$24.3	Under-spent target by 1.2%
Technology and Operations capital expenditures	$13.0	$11.8	Under-spent target by 9.2%

(1)

Adjusted OIBDA for Compensation Purposes and adjusted advertising revenue are non-GAAP measures.  See “Definitions of Performance Measures Used in Incentive Plans” below for the definitions of Adjusted OIBDA for Compensation Purposes and adjusted advertising revenue and the reconciliations to the closest GAAP basis measurement.

Resulting bonus payouts for fiscal year 2015 were as follows.

Fiscal 2015 Executive Performance Bonus Plan Payments

The awards under the Executive Performance Bonus Plan were determined in accordance with the Company’s actual performance compared to our internal targets. We believe the amounts paid under the Executive Performance Bonus Plan are appropriate in light of the achievement relative to the financial targets. The following table provides details about each component of the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2015 Summary Compensation Table for Messrs. Hall, Marks, Oddo, Cabot, Hardy, and Rosabal.

Performance Results
	Performance Bonus				Stretch Bonus
Name	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Total Award Amount	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Total Award Amount	Total Non-Equity Incentive Plan Compensation
Kurt C. Hall	100%	100%	100%	$796,042	50%	99.3%	99.3%	$395,235	$1,191,277
Clifford E. Marks	100%	100%	100%	$802,182	50%	99.3%	99.3%	$398,283	$1,200,465
David J. Oddo	50%	100%	100%	$89,897	25%	99.3%	99.3%	$44,634	$134,531
Jeffrey T. Cabot	50%	100%	100%	$100,582	25%	99.3%	99.3%	$49,939	$150,521
Ralph E. Hardy	75%	100%	100%	$223,667	37.5%	99.3%	99.3%	$111,050	$334,717
Alfonso P. Rosabal, Jr.	75%	100%	100%	$255,750	37.5%	99.3%	99.3%	$126,980	$382,730

(1)	Percentage of base salary determined at the end of our 2015 fiscal year (December 31, 2015).

Long-Term Incentives (LTI). We believe that creating long-term value for our stockholders is achieved, in part, by aligning the interests of our executive officers with those of our stockholders. We grant awards under our stockholder approved equity incentive plan, the National CineMedia, Inc. 2007 Equity Incentive Plan as amended and restated, which we refer to as the “Equity Incentive Plan.”

All grants under the Equity Incentive Plan to our executive officers are approved by the Compensation Committee at its first meeting of the fiscal year, although grants could be made at any time at the discretion of our Compensation Committee, generally related to promotions or other merit-related reasons.

For 2015, the Committee decided to continue to grant the following LTI vehicles:

•

PBRS: Aligns executives with the long-term financial goals of the Company. PBRS vest based upon the achievement of cumulative 2015-2017 “Free Cash Flow” goals, as defined in “Definitions of Performance Measures Used in Incentive Plans in Fiscal 2015”.

•	TBRS: Promotes retention objectives, stock ownership in the Company, and a more direct alignment of the executives’ interests with stockholders’ interests. TBRS vest ratably over a 3-year period.

On January 21, 2015, the Compensation Committee granted PBRS and TBRS to Messrs. Hall, Marks, Oddo, Cabot, Hardy and Rosabal, as follows.  Mr. Marks also received a grant on April 10, 2015, of 9,422 shares of PBRS and 6,282 shares of TBRS, which is included in the following table, in recognition of his outstanding past performance and importance to the Company in the future.

	2015 Restricted Stock Awards
	PBRS			TBRS			Total
Name	% of Total LTI	Target Grant Date Fair Value of Shares Granted	Target Number of Shares Granted (1)	% of Total LTI	Grant Date Fair Value of Shares Granted	Number of Shares Granted	Total Grant Date Fair Value of Shares Granted	Total Number of Target Shares Granted
Kurt C. Hall (2)	75%	$1,593,757	108,198	25%	$531,252	36,066	$2,125,009	144,264
Clifford E. Marks (3)	60%	$1,301,413	87,590	40%	$867,619	58,394	$2,169,032	145,984
David J. Oddo (3)	25%	$101,136	6,866	75%	$303,409	20,598	$404,545	27,464
Jeffrey T. Cabot (3)	25%	$100,576	6,828	75%	$301,744	20,485	$402,320	27,313
Ralph E. Hardy (3)	60%	$357,865	24,295	40%	$238,582	16,197	$596,447	40,492
Alfonso P. Rosabal, Jr. (3)	60%	$545,997	37,067	40%	$363,993	24,711	$909,990	61,778

(1)

Reflects the target number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the three-year cumulative Free Cash Flow target. PBRS are scheduled to vest based on the scale shown below.

(2)

Pursuant to Mr. Hall’s Consulting Agreement, effective upon his resignation as CEO on January 1, 2016, Mr. Hall’s PBRS was modified such that it is no longer subject to the performance conditions and will vest ratably over the same 3-year period as the TBRS.

(3)

Mr. Oddo and Mr. Cabot received 25% PBRS and 75% TBRS due to their position as Senior Vice Presidents. Messrs. Marks, Hardy and Rosabal received 60% PBRS and 40% TBRS due to their positions as President of Sales and Marketing in the case of Mr. Marks and Executive Vice Presidents in the case of Mr. Hardy and Mr. Rosabal.

Results for Performance-Based Restricted Stock with Measurement Periods Ended December 31, 2015. The 2013 PBRS were scheduled to vest based upon achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measurement period ending December 31, 2015.  The 2013 PBRS vest according to the scale shown below.  Straight line interpolation is applied to Free Cash Flow performance between the levels shown to determine the corresponding payout.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
<85%	0%
85%	25%
100%	100%
≥110%	150%

On all PBRS, dividends accrue and are paid upon vesting for those shares earned. In the event that shares are not earned, accrued dividends on those shares are not paid.

The PBRS vested as shown below.

Performance Measure (in millions)	Target	Actual	Achievement Relative to Target	Vesting %
2013 grant three-year cumulative Free Cash Flow (a)	$714.4	$635.9	89.0%	45.1%

(a)

“Free Cash Flow” is a non-GAAP measure.  See “Definitions of Performance Measures Used in Incentive Plans” below for the definition of Free Cash Flow and the reconciliations to the closest GAAP basis measurement.

The following table shows the number of shares vested and accrued dividends paid for our NEOs for the performance-based restricted stock with the measurement period ended December 31, 2015.

	Number of Shares Awarded on January 15, 2013	Total Vesting on February 25, 2016	Accrued Dividends (1)
Kurt C. Hall (2)	96,710	21,808	$68,477
Clifford E. Marks	92,349	41,649	$130,778
David J. Oddo	2,871	4,676	$13,567
Jeffrey T. Cabot	5,933	4,366	$13,337
Ralph E. Hardy	25,115	11,326	$35,564
Alfonso P. Rosabal, Jr.	30,541	13,773	$43,247

(1)	As a result of the level of achievement of the 2013 award which vested on February 25, 2016, accrued dividends were paid on March 8, 2016.
(2)

Pursuant to Mr. Hall’s Separation and General Release Agreement, effective upon his resignation as CEO on January 1, 2016, 50% of Mr. Hall’s PBRS that was granted on January 15, 2013 was modified such that it was no longer subject to the performance conditions and vested in accordance with the TBRS vesting schedule on January 16, 2016.  Therefore, only 48,355 shares were subject to the performance conditions.

Compensation Decisions for 2016

Below is information about compensation decisions made in early 2016 for our NEOs, except for Mr. Hall who resigned on January 1, 2016.  The following also provides information for Mr. England, our CEO effective January 1, 2016.

Base Salary. The Compensation Committee reviewed executive compensation in January 2016 and decided to increase the base salary by a cost of living adjustment of 2% for each of Messrs. Marks, Oddo, Cabot and Hardy which is consistent with the average increases given to the majority of employees. Mr. Rosabal received a 20% increase in base salary.  Mr. Rosabal’s total direct compensation (salary, bonus and long-term incentives) increased 2% with a shift in pay mix from long-term incentives to salary to better align his compensation with the compensation of other executives at the Company’s peer companies.  Specifically, Mr. Rosabal received a 20% increase in salary and a 10% reduction in long-term incentive value.  Mr. England’s base salary for 2016 was set at $750,000.

Annual Performance Bonus. The process for setting the financial targets for 2016 was consistent with previous years as part of the annual budget review and approval. The Compensation Committee approved a change in the performance measures for the annual performance bonus for all NEOs to align the team to work toward the same objectives.  For 2016, the annual performance bonus for all NEOs will be based 50% on achievement of Adjusted OIBDA for compensation purposes targets and 50% on adjusted advertising revenue targets.  The stretch bonus for achievement above 100% of the target bonus continues to be based 100% upon Adjusted OIBDA for compensation purposes for all NEOs.

Long-Term Incentives. The Compensation Committee granted standard LTI awards in the form of PBRS and TBRS to each of the NEOs based on generally the same design as the 2015 LTI program, as the Compensation Committee believed the program continued to align with the Company’s business and compensation objectives.

The 2016 long-term incentive grant was made in consideration of several factors, including current role, individual performance, potential company performance and market positioning, among other factors.  Specific details for awards granted on January 20, 2016 are provided below.  The Compensation Committee granted Mr. England a new hire grant, equivalent to $750,000, effective on his commencement of employment on January 1, 2016 in addition to the PBRS and TBRS grant shown below.  The new hire grant, which is not included in the table below, consists of 48,109 shares of TBRS that vest ratably over a 3-year period.

	2016 Restricted Stock Awards (1)
	PBRS (2)			TBRS (3)			Total
Name (4)	% of Total LTI	Target Grant Date Fair Value of Shares Granted	Target Number of Shares Granted (5)	% of Total LTI	Grant Date Fair Value of Shares Granted	Number of Shares Granted	Total Number of Target Shares Granted	Total Grant Date Fair Value of Shares Granted
Andrew J. England	75%	$1,125,000	74,950	25%	$374,995	24,983	99,933	$1,499,994
Clifford E. Marks	60%	$1,388,470	92,503	40%	$925,652	61,669	154,172	$2,314,122
David J. Oddo	25%	$68,776	4,582	75%	$206,312	13,745	18,327	$275,088
Jeffrey T. Cabot	25%	$76,941	5,126	75%	$230,839	15,379	20,505	$307,780
Ralph E. Hardy	60%	$319,398	21,279	40%	$212,932	14,186	35,465	$532,330
Alfonso P. Rosabal, Jr.	60%	$491,998	32,778	40%	$327,999	21,852	54,630	$819,996

(1)	The performance-based and time-based restricted stock awards include the right to receive dividend equivalents, subject to vesting.
(2)	Performance-based restricted stock awards vest based on the achievement of cumulative 2016-2018 “Free Cash Flow” goals.
(3)	Vest ratably over a 3-year period.
(4)

Mr. England has 75% PBRS and 25% TBRS as our CEO.  Messrs. Marks, Hardy and Rosabal received 60% PBRS and 40% TBRS due to their positions as President of Sales and Marketing in the case of Mr. Marks and Executive Vice Presidents in the case of Mr. Hardy and Mr. Rosabal. Mr.  Oddo and Mr. Cabot have 25% PBRS and 75% TBRS due to their position as Senior Vice Presidents.

(5)

Reflects the target number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the three-year cumulative Free Cash Flow target.  The performance-based restricted stock awards are scheduled to vest based on the scale below.  The Compensation Committee may apply other pre-determined adjustments to the definition of Free Cash Flow under the plan.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
<80%	0%
80%	25%
95%	90%
100%	100%
≥110%	150%

Straight line interpolation is applied to Free Cash Flow performance between the levels shown. Free Cash Flow is a non-GAAP measure. See “Definitions of Performance Measures Used in Incentive Plans” below for the definition of Free Cash Flow and the reconciliations to the closest GAAP basis measurement.

Other Compensation. Our employees, including our NEOs, participate in various employee benefits. These benefits include the following: medical and dental insurance; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a 401(k) plan; and paid time off.

None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us or in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change in Control. Upon certain types of terminations of employment, payments may be made to our executive officers in accordance with their respective employment agreements. These events and potential amounts are further described below under the heading “Potential Payments Upon Termination or Change in Control.”

Definitions of Performance Measures Used in Incentive Plans for Fiscal 2015.  Presented below are definitions of performance measures used in incentive plans.  The Compensation Committee may apply pre-determined adjustments to the definitions of the financial performance criteria under the plans.

Adjusted OIBDA for Compensation Purposes

Adjusted OIBDA for Compensation Purposes used to measure achievement against performance bonus targets is a non-GAAP financial measure that differs from Adjusted OIBDA as defined in our Form 10-K.  Adjusted OIBDA is a key metric used by management to measure the Company’s operating performance. OIBDA represents consolidated net income (loss) plus income tax expense, interest and other costs and depreciation and amortization expense. Adjusted OIBDA for Compensation Purposes adds back the revenue from advertising by NCM LLC’s founding members’ beverage supplier, share-based compensation costs, merger-related administrative costs, CEO transition costs, make-good liability shifted into 2016 and other costs that are considered to be extraordinary or outside the control of management.  While Adjusted OIBDA for Compensation Purposes is a measure used to calculate our Executive Performance Bonus awards, this non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss). Adjusted OIBDA for Compensation Purposes has material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. Because other companies may calculate Adjusted OIBDA for Compensation Purposes differently than we do, this measure may not be comparable to similarly-titled measures reported by other companies. The following table reconciles consolidated net income to Adjusted OIBDA for Compensation Purposes (dollars in millions).

	FY 2015 Target	FY 2015 Actual
Consolidated net income	$85.9	$63.7
Income tax expense	15.8	17.8
Interest and other non-operating costs	66.8	66.5
Depreciation and amortization	35.0	32.2
OIBDA	203.5	180.2
Founding member circuit beverage revenue	(31.2)	(30.0)
Share-based compensation costs	12.8	14.8
Merger-related administrative costs	—	34.3
CEO transition costs	—	0.6
Make-good liability	—	3.4
Other costs	—	0.1
Adjusted OIBDA for compensation purposes	$185.1	$203.4

Adjusted Advertising Revenue

Adjusted advertising revenue used to determine achievement against performance bonus targets is a non-GAAP financial measure used by management to measure the performance of certain advertising sales personnel, including Mr. Marks. Adjusted advertising revenue represents reported advertising revenue less founding member circuit beverage revenue, zero margin barter revenue and other founding member payments included in revenue plus the make-good liability shifted into 2016. This non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as advertising revenue.  The following table reconciles advertising revenue to adjusted advertising revenue (dollars in millions).

	FY 2015 Target	FY 2015 Actual
Advertising revenue	$428.6	$446.5
Less: Founding member circuit beverage revenue and other revenue	(32.4)	(32.5)
Plus: Make-good liability	—	3.4
Adjusted advertising revenue	$396.2	$417.4

Free Cash Flow

Free Cash Flow is a non-GAAP measure used by management to measure the Company’s operating cash flow in determining whether PBRS targets have been achieved.  Free Cash Flow represents Adjusted OIBDA for Compensation Purposes, described above, less capital expenditures.  The following table reconciles consolidated net income to Free Cash Flow (dollars in millions).

	2013-2015 3- Year Cumulative Ended December 31, 2015
	Target	Actual
Consolidated net income	$333.7	$259.1
Income tax expense	61.3	47.9
Interest and other non-operating costs	244.9	194.7
Depreciation and amortization	74.2	91.2
OIBDA	714.1	592.9
Share-based compensation costs	30.4	28.4
Merger-related administrative costs	—	41.8
CEO transition costs	—	0.6
Make-good liability	—	3.4
Other costs	—	0.8
Capital expenditures	(30.1)	(32.0)
Free Cash Flow – Actual	$714.4	$635.9

EXECUTIVE COMPENSATION TABLES

FISCAL 2015 SUMMARY COMPENSATION TABLE

The following table shows the amount of compensation earned by our NEOs during the years indicated. For additional information regarding the material terms of each NEOs’ employment agreement, see “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Kurt C. Hall	2015	$795,442	—	$2,125,009	—	$1,191,277	$299,832	$4,411,560
Former President, Chief	2014	$779,845	—	$2,050,006	—	$367,452	$207,584	$3,404,887
Executive Officer and Chairman	2013	$765,131	—	$1,931,626	—	$857,329	$121,781	$3,675,867
Clifford E. Marks	2015	$806,763	—	$2,169,032	—	$1,200,465	$281,503	$4,457,763
President of Sales & Marketing	2014	$751,994	—	$1,971,158	—	$579,472	$204,322	$3,506,946
	2013	$737,805	—	$1,844,517	—	$801,540	$113,214	$3,497,076
David J. Oddo	2015	$179,659	—	$404,545	—	$134,531	$47,413	$766,148
Senior Vice President, Finance	2014	$176,220	—	$274,493	—	$42,525	$34,417	$527,655
and Interim Co-Chief Financial Officer	2013	$152,468	—	$226,243	—	$80,535	$12,292	$471,538
Jeffrey T. Cabot	2015	$201,012	—	$402,320	—	$150,521	$46,485	$800,338
Senior Vice President, Controller	2014	$197,095	—	$305,227	—	$47,579	$34,068	$583,969
and Interim Co-Chief Financial Officer	2013	$187,354	—	$196,257	—	$89,279	$13,611	$486,501
Ralph E. Hardy	2015	$297,997	—	$596,447	—	$334,717	$84,353	$1,313,514
Executive Vice President and	2014	$292,154	—	$536,077	—	$103,244	$61,198	$992,673
General Counsel	2013	$286,642	—	$501,635	—	$242,320	$36,811	$1,067,408
Alfonso P. Rosabal, Jr. (4)	2015	$338,208	—	$909,990	—	$382,730	$128,994	$1,759,922
Executive Vice President, Chief Operations Officer	2014	$267,462	—	$1,036,191	—	$121,409	$95,537	$1,520,599

(1)

The amounts represent the aggregate grant date fair value of the target level of stock awards computed in accordance with ASC Topic 718. Certain of the stock awards granted in 2015, 2014 and 2013 are scheduled to vest based upon the achievement of performance conditions relating to cumulative “Free Cash Flow” at the end of the three-year measuring period. The amounts for these awards are presented based on 100% of the fair market value on the date of grant and do not include an estimate of performance. Actual results could materially differ from this estimate. Stock awards are further discussed in the “Long-Term Incentives” section of our CD&A. The table below includes the maximum amounts payable assuming the highest level of performance is achieved:

Stock Awards
Name	Grant Date	Maximum Number of Shares Scheduled to Vest		Maximum Grant Date Fair Value (a)
Kurt C. Hall	1/21/2015	198,363	(b)	$2,921,887	(b)
	1/15/2014	144,998	(b)	$2,818,761	(b)
	1/15/2013	177,302	(b)	$2,655,984	(b)
Clifford E. Marks	4/10/2015	20,415		$325,006
	1/21/2015	169,364		$2,494,732
	1/15/2014	132,740		$2,580,456
	1/15/2013	169,307		$2,536,211
David J. Oddo	1/21/2015	30,897		$455,113
	1/15/2014	16,080		$312,585
	8/14/2013	6,875		$125,331
	5/1/2013	6,875		$106,906
	1/15/2013	5,264		$78,847
Jeffrey T. Cabot	1/21/2015	30,727		$452,609
	1/15/2014	17,845		$346,907
	5/1/2013	6,875		$106,906
	1/15/2013	10,878		$162,945
Ralph E. Hardy	1/21/2015	52,640		$775,380
	1/15/2014	36,100		$701,784
	1/15/2013	46,045		$689,747
Alfonso P. Rosabal, Jr.	1/21/2015	80,312		$1,182,988
	1/15/2014	69,598		$1,352,985

(a)

The amount is based on the maximum number of shares as of the grant date subject to the award assuming the highest level of performance is achieved (150%) for the performance-based restricted stock grants.  The time-based restricted stock grants are included at 100%. The amounts for these awards are presented based upon the fair market value on the date of grant.

(b)

Pursuant to Mr. Hall’s Separation and General Release Agreement, certain of Mr. Hall’s stock awards were modified on January 1, 2016 to time-based vesting and are no longer subject to performance measures. Awards with respect to a total of 235,643 shares were changed to time-based vesting as a result of the Separation and General Release Agreement.  The values in the above tables are based on the grant-date and do not reflect the modification.

(2)

The Compensation Committee approved fiscal 2015 performance bonuses for the NEOs on February 22, 2016, and the bonuses were paid on February 26, 2016.  For fiscal 2015, the payments of non-equity incentive plan compensation included a stretch bonus due to achievement of certain performance measures. See further discussion in the “Annual Performance Bonus” section of our CD&A.

(3)	The following table provides details about each component of the “All Other Compensation” column from the Fiscal 2015 Summary Compensation Table above.

Name	Year	401(k) Employer Contribution (a)	Term Life Insurance (b)	Disability Insurance (c)	Restricted Stock Dividends (d)	Miscellaneous (e)	Total All Other Compensation
Kurt C. Hall	2015	$6,360	$892	$1,452	$291,128	$—	$299,832
	2014	$6,240	$890	$1,356	$199,098	$—	$207,584
	2013	$6,120	$873	$1,356	$111,658	$1,774	$121,781
Clifford E. Marks	2015	$6,360	$895	$1,508	$272,740	$—	$281,503
	2014	$6,240	$858	$1,356	$195,868	$—	$204,322
	2013	$6,120	$842	$1,356	$103,034	$1,862	$113,214
David J. Oddo	2015	$5,332	$205	$1,218	$40,658	$—	$47,413
	2014	$6,162	$201	$1,124	$26,930	$—	$34,417
	2013	$3,870	$175	$979	$7,268	$—	$12,292
Jeffrey T. Cabot	2015	$3,710	$229	$1,339	$41,207	$—	$46,485
	2014	$4,211	$225	$1,249	$28,383	$—	$34,068
	2013	$4,241	$215	$1,202	$7,953	$—	$13,611
Ralph E. Hardy	2015	$6,360	$340	$1,452	$76,201	$—	$84,353
	2014	$6,240	$334	$1,356	$53,268	$—	$61,198
	2013	$6,120	$327	$1,356	$29,008	$—	$36,811
Alfonso P. Rosabal, Jr.	2015	$6,360	$386	$1,452	$120,796	$—	$128,994
	2014	$6,240	$305	$1,356	$87,636	$—	$95,537

(a)

Represents matching contributions made pursuant to NCM LLC’s defined contribution 401(k) Plan. Eligible employees, including the NEOs, are eligible for a discretionary contribution under the 401(k) plan on base pay up to IRS limits.

(b)	Represents imputed income for term life insurance coverage.
(c)	Represents imputed income for long-term and short-term disability insurance coverage.
(d)

Dividends are accrued and paid only when vested.  Dividends that are accrued on unvested restricted stock are reported in the year such amounts accrue instead of the year paid, based on an SEC staff interpretation.  These dividends are payable to the executive only if and to the extent the restricted stock vests and is not forfeited.  The amounts above include both ordinary and special dividends declared which were $0.88 per share in 2015, $1.38 per share in 2014 and $0.88 per share in 2013.  The Company assigned probability weightings to the restricted stock dividends at the end of each fiscal year based upon its expectations of the performance conditions being met and shares ultimately vesting.

(e)	Represents business-related awards, gifts and prizes and taxable fringe benefits for Messrs. Hall and Marks.
(4)

Compensation for Mr. Rosabal is only provided for 2014 and 2015, as he was appointed as the Company’s Executive Vice President, Chief Operations Officer and Chief Technology Officer on December 27, 2013.

FISCAL 2015 GRANTS OF PLAN-BASED AWARDS

The following table shows the awards granted to our NEOs for our 2015 fiscal year.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kurt C. Hall	N/A	$199,011	$796,042	$1,194,063	—	—	—	—	—	—	—
	1/21/2015	—	—	—	27,050	108,198	162,297	—	—	—	$1,593,757
	1/21/2015	—	—	—	—	—	—	36,066	—	—	$531,252
Clifford E. Marks	N/A	$401,091	$802,182	$1,203,273	—	—	—	—	—	—	—
	1/21/2015	—	—	—	19,542	78,168	117,252	—	—	—	$1,151,415
	1/21/2015	—	—	—	—	—	—	52,112	—	—	$767,610
	4/10/2015	—	—	—	2,356	9,422	14,133	-	—	—	$149,998
	4/10/2015	—	—	—	—	—	—	6,282	—	—	$100,009
David J. Oddo	N/A	$22,474	$89,897	$134,846	—	—	—	—	—	—	—
	1/21/2015	—	—	—	1,717	6,866	10,299	—	—	—	$101,136
	1/21/2015	—	—	—	—	—	—	20,598	—	—	$303,409
Jeffrey T. Cabot	N/A	$25,146	$100,582	$150,873	—	—	—	—	—	—	—
	1/21/2015	—	—	—	1,707	6,828	10,242	—	—	—	$100,576
	1/21/2015	—	—	—	—	—	—	20,485	—	—	$301,744
Ralph E. Hardy	N/A	$55,917	$223,667	$335,501	—	—	—	—	—	—	—
	1/21/2015	—	—	—	6,074	24,295	36,443	—	—	—	$357,865
	1/21/2015	—	—	—	—	—	—	16,197	—	—	$238,582
Alfonso P. Rosabal, Jr.	N/A	$47,953	$255,750	$383,625	—	—	—	—	—	—	—
	1/21/2015	—	—	—	9,267	37,067	55,601	—	—	—	$545,997
	1/21/2015	—	—	—	—	—	—	24,711	—	—	$363,993

(1)

Amounts represent potential cash bonus amounts if targets are achieved for 2015 performance for each NEO. The Compensation Committee may, at its discretion, reduce the amount of any awards payable under the Executive Performance Bonus Plan by up to 25%. See our Summary Compensation Table for amounts paid.

(2)

Represents performance-based restricted stock grants made in 2015 under the Equity Incentive Plan. The restricted stock awards provide that the award will accrue dividends payable subject to vesting. For additional information regarding equity awards see “Long-Term Incentives” in the CD&A and “Equity Incentive Plan Information.” Values for Mr. Hall do not reflect the modification to his equity awards on January 1, 2015.

(3)

Grant date fair value of stock and option awards was calculated in accordance with GAAP. Some of the 2015 restricted stock awards are scheduled to vest based upon achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measuring period and are presented in the table based on target amounts. Refer to footnote (2) to our Summary Compensation Table for the maximum number of shares that could be awarded.

Non-Equity Incentive Plan Awards

Refer to our Summary Compensation Table for the actual payouts for fiscal 2015, 2014 and 2013. Additional information about these awards and our actual performance is included in our CD&A, “Annual Performance Bonus.”

Equity Incentive Plan Awards

During fiscal 2015, each of our NEOs received awards under our Equity Incentive Plan. Additional information about the awards is included in our CD&A, “Long-Term Incentives.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Kurt C. Hall	237,864	—	$16.43	1/14/2020	—		—	—	—
	227,689	—	$17.79	1/13/2021	—		—	—	—
	490,445	—	$15.83	4/4/2021	—		—	—	—
	75,896	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	96,710	$1,519,314
	—	—	—	—	10,745	(4)	$168,804	—	—
	—	—	—	—	—		—	79,090	$1,242,504
	—	—	—	—	17,576	(7)	$276,119	—	—
	—	—	—	—	—		—	108,198	$1,699,791
	—	—	—	—	36,066	(8)	$566,597	—	—
Clifford E. Marks	182,964	—	$17.79	1/13/2021	—		—	—	—
	38,543	—	$23.28	9/7/2021	—		—	—	—
	40,659	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	92,349	$1,450,803
	—	—	—	—	10,261	(4)	$161,200	—	—
	—	—	—	—	—		—	62,685	$984,781
	—	—	—	—	25,808	(7)	$405,444	—	—
	—	—	—	—	—		—	78,168	$1,228,019
	—	—	—	—	52,112	(8)	$818,680	—	—
	—	—	—	—	—		—	9,422	$148,020
	—	—	—	—	6,282	(9)	$98,690	—	—
David J. Oddo	3,098	—	$20.34	2/13/2017	—		—	—	—
	1,033	—	$18.88	4/29/2018	—		—	—	—
	1,264	—	$17.79	1/13/2021	—		—	—	—
	562	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	2,871	$45,103
	—	—	—	—	319	(4)	$5,011	—	—
	—	—	—	—	—		—	3,750	$58,913
	—	—	—	—	416	(5)	$6,535	—	—
	—	—	—	—	—		—	3,750	$58,913
	—	—	—	—	416	(6)	$6,535	—	—
	—	—	—	—	—		—	3,919	$61,567
	—	—	—	—	6,801	(7)	$106,844	—	—
	—	—	—	—	—		—	6,866	$107,865
	—	—	—	—	20,598	(8)	$323,595	—	—
Jeffrey T. Cabot	7,744	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	5,933	$93,207
	—	—	—	—	659	(4)	$10,353	—	—
	—	—	—	—	—		—	3,750	$58,913
	—	—	—	—	416	(5)	$6,535	—	—
	—	—	—	—	—		—	4,288	$67,364
	—	—	—	—	7,609	(7)	$119,537	—	—
	—	—	—	—	—		—	6,828	$107,268
	—	—	—	—	20,485	(8)	$321,819	—	—
Ralph E. Hardy	22,143	—	$8.93	1/15/2019	—		—	—	—
	19,745	—	$17.79	1/13/2021	—		—	—	—
	13,163	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	25,115	$394,557
	—	—	—	—	2,790	(4)	$43,831	—	—
	—	—	—	—	—		—	17,048	$267,824
	—	—	—	—	7,019	(7)	$110,268	—	—
	—	—	—	—	—		—	24,295	$381,674
	—	—	—	—	16,197	(8)	$254,455	—	—
Alfonso P. Rosabal, Jr.	77,443	—	$18.57	11/4/2020	—		—	—	—
	26,981	—	$17.79	1/13/2021	—		—	—	—
	7,994	—	$12.73	1/12/2022	—		—	—	—
	5,163	—	$13.66	8/2/2022	—		—	—	—
	—	—	—	—	—		—	30,541	$479,799
	—	—	—	—	3,393	(4)	$53,304	—	—
	—	—	—	—	—		—	32,592	$512,020
	—	—	—	—	13,807	(7)	$216,908	—	—
	—	—	—	—	—		—	37,067	$582,323
	—	—	—	—	24,711	(8)	$388,210	—	—

(1)

Options generally expire prior to the expiration date if the NEO terminates employment. Pursuant to Mr. Hall’s Separation and General Release Agreement, his outstanding stock options still expire on the original expiration date, despite his termination of employment.

(2)	Amounts are based on the closing stock price, $15.71 per share, on December 31, 2015 based on the target level of performance.
(3)

The restricted stock awards are scheduled to vest based on achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measuring period. Refer to CD&A for discussion of cumulative Free Cash Flow.

(4)	The restricted stock vests 33.33% per year commencing on January 16, 2014, subject to continuous service.
(5)	The restricted stock vests 33.33% per year commencing on May 1, 2014, subject to continuous service.
(6)	The restricted stock vests 33.33% per year commencing on August 14, 2014, subject to continuous service.
(7)	The restricted stock vests 33.33% per year commencing on January 15, 2015, subject to continuous service.
(8)	The restricted stock vests 33.33% per year commencing on January 21, 2016, subject to continuous service.
(9)	The restricted stock vests 33.33% per year commencing on April 10, 2016, subject to continuous service.

See “Long-Term Incentives” in the CD&A for additional information.

OPTION EXERCISES AND STOCK VESTED AT DECEMBER 31, 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Kurt C. Hall	—	$—	19,533	$291,999
Clifford E. Marks	—	$—	23,165	$345,847
David J. Oddo	—	$—	4,553	$67,778
Jeffrey T. Cabot	—	$—	4,880	$72,758
Ralph E. Hardy	—	$—	6,300	$94,057
Alfonso P. Rosabal, Jr.	—	$—	10,296	$153,506

(1)	Amounts are based on the difference between the market price of our shares at exercise and the exercise price of the options.
(2)	Amounts are based on the closing stock price on the date realized.

Potential Payments Upon Termination or Change in Control

The following summaries set forth potential payments payable to our NEOs upon termination of their employment or a change in control of NCM, Inc. under their employment agreements, as amended, and under the Equity Incentive Plan. The following discussion is based on the assumption that the actual bonus amount would be the target amount reported as a non-equity incentive plan award in the Grants of Plan Based Awards table. Actual payments may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements, from time to time. Each employment agreement provides definitions for the termination reasons.

The following table assumes the executive’s employment was terminated under each of these circumstances on December 31, 2015 and such payments and benefits have an estimated value of:

	Cash Severance (1)	Bonus (1)	Medical Insurance (2)	Term Life Insurance (2)	Disability Insurance (2)	401(k) Employer Contribution (2)	Value of Accelerated Equity Awards (3)
Kurt C. Hall (a)	$2,388,127	$1,191,277	$45,316	$2,310	$3,977	$17,172	$5,473,128
Clifford E. Marks (b)
Without Cause or For Good Reason or Expiration of Agreement	$825,000	$1,200,465	$25,276	$895	$1,508	$6,360	—
Without Cause or For Good Reason 3 months prior or one year following a Change of Control	—	—	—	—	—	—	$5,295,637
Death	—	$1,200,465	$25,276	—	—	—	—
Disability*	$412,500	$1,200,465	$25,276	$895	$1,508	—	—
Ralph E. Hardy (b)
Without Cause or For Good Reason or Expiration of Agreement	$298,222	$334,717	$18,957	$340	$1,452	$6,360	—
Without Cause or For Good Reason 3 months prior or one year following a Change of Control	—	—	—	—	—	—	$1,452,609
Death	—	$334,717	$18,957	—	—	—	—
Disability*	$149,111	$334,717	$18,957	$340	$1,452	—	—
Alfonso P. Rosabal, Jr. (b)
Without Cause or For Good Reason or Expiration of Agreement	$341,000	$382,730	$25,276	$386	$1,452	$6,360	—
Without Cause or For Good Reason 3 months prior or one year following a Change of Control	—	—	—	—	—	—	$2,232,564
Death	—	$382,730	$25,276	—	—	—	—
Disability*	$170,500	$382,730	$25,276	$386	$1,452	—	—

*	net of amounts offset by disability insurance payments
(1)

If the employment of the NEO is terminated by NCM, Inc. for reasons other than disability, death or cause, or the executive resigns for good reason, as defined in the agreement, or his agreement is not renewed on substantially equal terms, he will be entitled to severance for a specified period and any annual bonuses awarded but not yet paid. If the NEO’s employment terminates due to his death, his beneficiaries will receive his base salary paid through the end of the month of his death. Except for Mr. Hall, if the NEO terminates employment on account of his disability, in exchange for a release of claims against the Company, he will be entitled to his base salary for a period of six months following termination, offset by any disability benefits provided under a company sponsored benefit arrangement.

(a)

Mr. Hall resigned as President, Chief Executive Officer and Chairman on January 1, 2016.  The amounts in this table represent actual amounts paid to Mr. Hall in connection with his termination. Pursuant to his Separation and General Release Agreement, Mr. Hall received cash severance of two times Mr. Hall’s 2015 base salary plus his 2015 target bonus, less any required taxes, deductions, or withholdings. Mr. Hall also received his full bonus for 2015, including a stretch bonus as described in the Compensation Discussion and Analysis.

(b)	Mr. Marks, Mr. Hardy and Mr. Rosabal’s severance represents base salary paid over 12 months based on his base salary in effect on January 20, 2016.

(2)

Except for Mr. Hall, if the employment of a NEO is terminated by NCM, Inc. for reasons other than disability, death or cause, or he resigns for good reason, as defined in the agreement, the NEO is entitled to receive an amount equal to NCM, Inc.’s premium costs or other contributions made by the Company on behalf of each NEO with respect to all employee benefit plans or programs that such NEO was participating in on the date of his termination of employment, for a specified period. If the NEO terminates employment on account of his death or disability, he or his beneficiaries will be entitled to one year of continued coverage under the NCM, Inc. medical and health insurance plan pursuant to COBRA.

(a)

Mr. Hall resigned as President, Chief Executive Officer and Chairman on January 1, 2016.  The amounts in this table represent actual amounts paid to Mr. Hall in connection with his termination. Pursuant to his Separation and General Release Agreement, Mr. Hall received payments equal to the amounts the Company would have paid to the providers of the Company’s medical, health and life insurance plans in respect of Mr. Hall’s coverage for a 24-month period, grossed up by 35% to take into account additional taxes that would be owed by Mr. Hall and (ii) on his behalf to the Company 401(k) plan for the 24-month period immediately following his resignation date grossed up by 35% to take into account additional taxes that would be owed by Mr. Hall.

(b)	Amounts for Mr. Marks, Mr. Hardy and Mr. Rosabal represent a 12-month period.
(3)

Under the Equity Incentive Plan, if within three months prior to or one year after the consummation of a change of control, as defined in the plan, the NEO’s employment is terminated by NCM, Inc., its affiliate or a successor in interest without cause or by the NEO for good reason, both as defined in the plan, then all outstanding options and stock appreciation rights shall become immediately exercisable and all other awards shall become vested and any restrictions will lapse. Amounts are based on the closing stock price, $15.71 per share, on December 31, 2015.

Employment Agreements

The following provides a discussion of the employment agreements among NCM, Inc. and our NEOs. In addition, the employment agreement with Andrew J. England, the company’s CEO as of January 1, 2016 is described below. Mr. Hall resigned on January 1, 2016 and his consulting agreement that became effective upon his resignation is described below.  Mr. Oddo and Mr. Cabot do not have employment agreements. The Compensation Committee believes these employment agreements are consistent with the industry standard in our industry for top executives. The agreements provide for payments and benefits if each executive’s employment with the Company and its affiliates is terminated (i) without cause (as defined in the agreements), (ii) for good reason (as defined in the agreements), (iii) without cause or good reason three months prior to or within one year following a change of control (as defined in the agreements), (iv) in the event of death, and (v) in the event of disability. See “Potential Payments Upon Termination or Change in Control” for additional information about such payments and benefits.

Andrew J. England

Mr. England’s employment agreement provides that he will serve as Chief Executive Officer of NCM, Inc. The employment agreement is effective January 1, 2016 and shall terminate on the earlier of (i) December 31, 2018 and (ii) the termination of Mr. England’s employment under the agreement.  The employment agreement initially provided that Mr. England be paid an initial base salary at the rate of $750,000 per year, subject to further annual increases at the discretion of the Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by the Compensation Committee.  In addition to base salary, Mr. England is eligible to receive an annual cash bonus pursuant to the Company’s annual Performance Bonus Plan based upon attainment of performance goals determined by the Compensation Committee at a target of 100% of base salary.  Mr. England also received a one-time, time-based restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $750,000 that vests in three equal installments on each of the first three anniversaries of the grant date.  Mr. England shall also have the opportunity to receive annual stock awards of at least $1,500,000 based on the achievement of certain goals as determined by the Compensation Committee.

If Mr. England’s employment is involuntarily terminated by the Company, on the 60th day following the effective date of such termination he will receive a lump sum cash payment in an amount equal to 200% of his annual base salary plus 100% of the target bonus.  In addition, Mr. England will receive a cash bonus, pro-rated for the actual days of employment and based on the actual achievement of performance targets.  If Mr. England’s employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the 60th day following the effective date of such termination he will receive (i) a lump sum cash payment in an amount equal to 250% of his annual base salary plus 200% of the target bonus and (ii) a bonus based upon the target bonus before applying the proration for the number of days in the applicable performance period that had elapsed prior to the date of termination.  For up to 18 months following any such termination of employment, the Company will pay Mr. England an amount equal to 150% of the monthly premium paid by Mr. England for COBRA coverage under the Company’s group health and dental plans.  Under the agreement, during his employment and for a one-year period following employment, Mr. England has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities.  Under the agreement, Mr. England has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

Kurt C. Hall

Mr. Hall has a consulting agreement with the Company pursuant to which Mr. Hall will, as directed by the Board or Andrew J. England, provide transitional services through January 31, 2018.  In exchange for these services, in addition to the consideration provided his Separation and General Release Agreement, Mr. Hall will receive a monthly consulting fee equal to $41,677 for the first twelve months of his consultancy and $23,077 for the next thirteen months of his consultancy.  Mr. Hall is also entitled to reimbursement for his reasonable, documented out-of-pocket business expenses incurred in connection with the services to be provided by him under his consulting agreement. Under the consulting agreement, Mr. Hall’s incentive awards will continue to vest during the consulting period in accordance with their terms and conditions under the Equity Incentive Plan.  However, the Company’s Compensation Committee and the Board amended Mr. Hall’s equity grants as follows: (i) 37.5% of Mr. Hall’s 2013 performance-based awards were converted to time-based awards and vested on January 16, 2016; (ii) 100% of Mr. Hall’s 2014 and 2015 performance-based awards were converted to time-based awards and will vest in 1/3 increments on each of the first three anniversaries of the applicable original grant date (resulting in 67% of Mr. Hall’s total original 2014 restricted share performance-based award grant being vested on January 15, 2016 and 33% of Mr. Hall’s total original 2015 restricted share performance-based award grant being vested on January 21, 2016); and (iii) Mr. Hall is permitted to exercise any vested stock options granted in 2006, 2010, 2011 and 2012 through their original expiration date, irrespective of Mr. Hall’s status as a director, officer or consultant of the Company.  Additionally, the Compensation Committee and the Board amended the terms of Mr. Hall’s incentive awards to provide that Mr. Hall’s resignation was not considered a termination of service under such incentive awards and, therefore, his unvested incentive awards shall continue to vest under the terms and conditions of the Equity Incentive Plan as if Mr. Hall were as a Service Provider thereunder, as defined in the agreement.

If the consulting agreement is terminated by the Company for Cause (as defined in the agreement) or by Mr. Hall as permitted therein, Mr. Hall will receive any earned but unpaid portion of the consulting fee and reimbursement of any reasonable business expenses actually incurred prior to the termination date.  If the Company terminates the consulting agreement without Cause or Mr. Hall terminates the consulting agreement For Good Reason (as defined in the agreement), all of Mr. Hall’s unvested incentive awards shall vest immediately and (i) the Company will continue to pay Mr. Hall, on a monthly basis, the consulting fees that he would have received had the consulting agreement continued for the remainder of the twenty-four month term and (ii) Mr. Hall will receive reimbursement for any reasonable business expenses actually incurred prior to the termination date.  Pursuant to the consulting agreement, Mr. Hall is also subject to customary non-competition, non-solicitation and non-disparagement restrictions for the term of the consulting agreement and for one year following the expiration or termination of the consulting agreement, in which Mr. Hall will be prohibited from, among other things, directly or indirectly, working for, providing services to or serving as a director of a company that provides cinema advertising services in the United States or any affiliate of such company.  The consulting agreement also includes a general release in favor of the Company.  As consideration for such release, Mr. Hall received a payment of $25,000.

Clifford E. Marks

Mr. Marks’ employment agreement, provides that he will serve as the President of Sales & Marketing of NCM, Inc.  The employment agreement is effective May 8, 2015 through December 31, 2017 and will be automatically renewed for one year on each December 31 unless notice of termination is given by either party.  Under this agreement, Mr. Marks base salary was increased 7.5% to $825,000 per year effective April 15, 2015.  The Compensation Committee set Mr. Marks’ base salary at $841,500 effective January 2016. The Compensation Committee will review Mr. Marks’ salary at least annually. In addition to base salary, Mr. Marks is eligible to receive an annual cash bonus pursuant to the Company’s annual Performance Bonus Plan based upon attainment of performance goals determined by the Compensation Committee. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event longer than 12 months), Mr. Marks has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Marks has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

Ralph E. Hardy

Mr. Hardy’s employment agreement provides that he will serve as the Executive Vice President and General Counsel of NCM, Inc. The term of employment terminates on each December 31, but will be considered automatically renewed unless notice of termination is given by either party. The agreement initially provided that Mr. Hardy be paid an initial base salary at the rate of $221,728 per year, subject to further annual increases at the discretion of the Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by the Compensation Committee. The Compensation Committee set Mr. Hardy’s base salary at $292,154 and $298,222 and $304,187 effective January 2014, January 2015 and January 2016, respectively. In addition to base salary, Mr. Hardy is eligible to receive an annual cash bonus pursuant to the Company’s annual Performance Bonus Plan based upon attainment of performance goals determined by the Compensation Committee. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event longer than 12 months), Mr. Hardy has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Hardy has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

Alfonso P. Rosabal, Jr.

Mr. Rosabal’s employment agreement provides that he will serve as the Executive Vice President, Chief Technology Officer and Chief Operations Officer of NCM, Inc. The term of employment terminates on each December 31, but will be considered automatically renewed unless notice of termination is given by either party. The agreement initially provided that Mr. Rosabal be paid an initial base salary at the rate of $268,400 per year, subject to further annual increases at the discretion of the Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by the Compensation Committee. The Compensation Committee set Mr. Rosabal’s base salary at $341,000 and $410,000 effective January 2015 and January 2016. In addition to base salary, Mr. Rosabal is eligible to receive an annual cash bonus pursuant to the Company’s annual Performance Bonus Plan based upon attainment of performance goals determined by the Compensation Committee. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event longer than 12 months), Mr. Rosabal has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Rosabal has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

NON-EMPLOYEE INDEPENDENT DIRECTOR COMPENSATION

Non-Employee Directors

For our 2015 fiscal year, our directors who were not our employees or employees of our founding members (“independent directors”) received annual cash retainers and meeting fees as follows.

$45,000 per annum	Retainer for each independent director
$12,000 per annum	Additional retainer for serving as Lead Director
$12,000 per annum	Additional retainer for serving as Chairman of the Audit Committee
$6,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee or Nominating and Governance Committee
$1,750 per meeting	Fee for attending meetings of the board of directors
$1,750 per meeting	Fee for attending meetings of the Audit Committee
$1,200 per meeting	Fee for attending meetings of the Compensation Committee or Nominating and Governance Committee
$1,200 per meeting	Fee for attending meetings of the Special Committee

Non-employee directors received a grant of 7,468 restricted stock units at $14.73 per share on January 21, 2015. The restricted stock units will be settled in shares of the Company’s common stock. The restricted stock units vested on February 21, 2016 and had a value of $15.05 per share based on the closing price of the Company’s common stock on the trading day preceding the vesting date.  The restricted stock unit awards include the right to receive dividend equivalents, subject to vesting. We reimburse all of our directors for reasonable travel, lodging and other expenses related to their service on our board of directors.

In January 2016, the Nominating and Governance Committee considered compensation for 2016 for non-employee directors, other than our Non-Employee Executive Chairman, and recommended no change to the cash fees or restricted stock unit value.  Non-employee directors received a grant of 7,328 restricted stock units at $15.01 per share on January 20, 2016.  The restricted stock units will be settled in shares of the Company’s common stock. The restricted stock units are scheduled to vest on February 20, 2017, subject to continuous service. The restricted stock unit awards include the right to receive dividend equivalents, subject to vesting.

In January 2016, the Compensation Committee recommended and the board of directors approved compensation for the Non-Employee Executive Chairman of $405,000 in cash and a grant of restricted stock units equivalent to $270,000 based upon the closing price of the Company’s common stock on January 20, 2016 (17,988 restricted stock units at $15.01 per share).  The restricted stock units will be settled in shares of the Company’s common stock and are scheduled to vest on January 20, 2017, subject to continuous service.  The restricted stock unit awards include the right to receive dividend equivalents, subject to vesting.  Further, the Compensation Committee recommended and the board of directors approved a one-time payment of $600,000 in cash and a grant of restricted stock units equivalent to $400,000 based upon the closing price of the Company’s common stock on January 20, 2016 (26,648 restricted stock units at $15.01 per share) for extraordinary services provided during 2015 undertaken in his role as the Company’s lead director, including for work in connection with the succession of the Company’s past Chief Executive Officer to the Company’s new Chief Executive Officer on January 1, 2016.  The restricted stock units vested immediately on January 20, 2016.

Employee Directors

Our employees and employees of our founding members who also serve as directors receive compensation for their services as employees from their respective employers, but they do not receive any additional compensation from us for their service as our directors.

FISCAL 2015 NON-EMPLOYEE INDEPENDENT DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Lawrence A. Goodman	$120,350	$110,004	$6,572	$236,926
David R. Haas	$125,600	$110,004	$6,572	$242,176
Stephen L. Lanning	$92,950	$110,004	$6,572	$209,526
Thomas F. Lesinski	$73,000	$110,004	$6,572	$189,576
Paula Williams Madison	$84,000	$110,004	$6,572	$200,576
Scott N. Schneider	$123,200	$110,004	$6,572	$239,776

(1)	The following table provides details about each component of the “Fees Earned or Paid in Cash” column from the Fiscal 2015 Director Compensation Table above.

Name	Annual Retainer	Lead Director/Committee Chair Retainer	Meeting Fees	Total Fees Earned or Paid in Cash
Lawrence A. Goodman	$45,000	$6,000	$69,350	$120,350
David R. Haas	$45,000	$12,000	$68,600	$125,600
Stephen L. Lanning	$45,000	$6,000	$41,950	$92,950
Thomas F. Lesinski	$45,000	$—	$28,000	$73,000
Paula Williams Madison	$45,000	$—	$39,000	$84,000
Scott N. Schneider	$45,000	$12,000	$66,200	$123,200

(2)

The amounts represent the aggregate grant date fair value of the restricted stock unit awards as computed under ASC 718 and do not represent cash payments made to the individuals or amounts realized. The grant date fair value of the awards was $14.73 per share for Mr. Goodman, Mr. Haas, Ms. Madison, Mr. Lanning, Mr. Lesinski and Mr. Schneider.

(3)	During 2015, NCM, Inc. accrued per share dividends of $0.22 on March 12, 2015, May 26, 2015, August 20, 2015 and November 20, 2015, respectively.

The restricted stock units are also subject to the terms and provisions of the Equity Incentive Plan. The following table provides details about the “Stock Awards” column from the Fiscal 2015 Director Compensation Table above and outstanding stock awards at December 31, 2015.

	Fiscal 2015 Grants			Outstanding Equity Awards at December 31, 2015
Name	Grant Date	Number of Shares of Stock	Grant Date Fair Value of Stock Awards (a)	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (b)
Lawrence A. Goodman	1/21/2015	7,468	$110,004	7,468	$117,322
David R. Haas	1/21/2015	7,468	$110,004	7,468	$117,322
Stephen L. Lanning (c)	1/21/2015	7,468	$110,004	7,468	$117,322
Thomas F. Lesinski	1/21/2015	7,468	$110,004	7,468	$117,322
Paula Williams Madison	1/21/2015	7,468	$110,004	7,468	$117,322
Scott N. Schneider	1/21/2015	7,468	$110,004	7,468	$117,322

(a)	Calculated in accordance with ASC Topic 718 as described in footnote (1) to the Fiscal 2015 Director Compensation Table above and based on a stock price of $14.73.
(b)	Amounts are based on the closing stock price, $15.71 per share, on December 31, 2015.
(c)	Mr. Lanning elected to defer delivery of his shares until February 21, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Before the completion of our IPO in February 2007, NCM LLC was wholly owned by the founding members. After the IPO, NCM LLC was owned by NCM, Inc. and the founding members.  In connection with the IPO, we entered into several agreements to define and regulate the relationships among us, NCM LLC and the founding members. Except as described in this section, we do not expect to have any material arrangements with NCM LLC, the founding members or any of our or their respective directors, officers or other affiliates going forward, other than ordinary course business relationships.  As of December 31, 2015, NCM, Inc. owned approximately 43.8% of the outstanding common membership units in NCM LLC, and the founding members collectively owned approximately 56.2% of the outstanding common membership units in NCM LLC. NCM, Inc. is the sole managing member of NCM LLC.

Further transactions between NCM, Inc. and our founding members, if any, have been and will continue to be approved by our Audit Committee, which is composed of independent members of our board of directors, or another committee comprised entirely of independent members of our board. Our Audit Committee charter authorizes the Audit Committee to hire financial advisors and other professionals to assist the committee in evaluating and approving any transaction between us and any related party, including our founding members.

Transactions with Founding Members

Exhibitor Services Agreements

In connection with the IPO, NCM LLC and each of AMC, Cinemark and Regal executed an amended and restated exhibitor service agreement (“ESA”), effective as of February 13, 2007, which replaced the exhibitor services agreements previously in effect.  In connection with the sale of the Fathom business, on December 26, 2013, NCM LLC and each of AMC, Cinemark and Regal amended and restated the ESAs to remove those provisions addressing the rights and obligations related to the digital programming services of the Fathom Events business as described under “-- Other Transactions - Sale of Fathom Events Business to AC JV, LLC”.  Certain basic terms of the ESAs are discussed below:

Advertising Services. Under the ESAs, NCM LLC is the exclusive provider within the United States of advertising services in the founding members’ theatres (subject to pre-existing contractual obligations and other limited exceptions for the benefit of the founding members).  The ESAs have a term of 30 years from the completion of the IPO, with a five-year right of first refusal to enter into a services agreement for the services provided under the ESA with the applicable founding member on terms equivalent to those offered by a third-party.

The advertising services include the on-screen advertising of the FirstLook pre-show, use of the lobby entertainment network or LEN and lobby promotions.  The pre-show is generally 20 to 30 minutes long.  The FirstLook pre-show includes up to two minutes for the founding members to be used to promote various activities associated with operation of the theatres, including concessions, ticketing partners, gift card and loyalty programs, founding member special events and vendors of non-film related services provided to theatres, only if the promotion is incidental to the vendor’s service (called theatre advertising). Under the ESAs, up to 90 seconds of the FirstLook program can be sold to NCM LLC’s founding members to satisfy their on-screen advertising commitments under their beverage concessionaire agreements.  During the first six months of 2015, we sold 60 seconds to NCM LLC’s founding members and during the last six months of 2015, we sold 60 seconds to two of NCM LLC’s founding members and 30 seconds to one of NCM LLC’s founding members.  Per the ESA, the annual CPM change equals the prior year annual percentage change in the advertising CPM charged by NCM LLC to unaffiliated third parties during the last few minutes of the FirstLook pre-show, limited to the highest advertising CPM being then-charged by NCM LLC.

In the lobby, the founding members are required to provide a specified number of LEN screens according to the number of auditoriums in the theatre.  The founding members have the right to install additional screens in their theatre lobbies, but these screens can only be used for limited strategic programs, described below, concessions and theatre advertising. NCM LLC’s founding members may conduct a limited number of lobby promotions at no charge in connection with the promotion of motion pictures and their strategic programs; however, such activities do not reduce the lobby promotions inventory available to us.

Payments. In consideration for access to the founding members’ theatre attendees for on-screen advertising and use of the founding members’ theatres for the LEN and lobby promotions, the founding members receive a monthly theatre access fee. The theatre access fee is composed of a fixed payment per patron and a fixed payment per digital screen, which may be adjusted for any advertising exhibited by some, but not all, theatres or founding members because of content objections or technical capacity. The theatre access fee paid to founding members included an additional fee for digital cinema systems connected to our advertising network. The payment per theatre patron increases by 8% every five years with the next such increase occurring in 2017. The payment per digital screen and for the digital cinema systems increases annually by 5%.  In 2015, the theatre access fee aggregate payments to the founding members totaled $72.5 million.  Also in 2015, total revenue from the founding members related to beverage concessionaire agreements totaled $30.0 million.

Net Payments to Founding Members. In 2015, the net payments to each founding member for theatre access fees and payments for use of their screens, less the purchase from NCM LLC of advertising under the founding member’s beverage concessionaire agreements were $14.7 million to AMC, $11.3 million to Cinemark and $16.5 million to Regal, respectively.

NCM LLC Operating Agreement

NCM, Inc., AMC, Cinemark and Regal executed the NCM LLC third amended and restated limited liability company operating agreement, effective as of February 13, 2007, which was amended on March 16, 2009 (to permit NCM LLC to provide advertising to a variety or out-of-home advertising venues), and on August 6, 2010 and September 3, 2013 (in each case, to modify the timing of written notice should a founding member desire to exercise its option to redeem common membership units).  Certain basic terms of the restated operating agreement are as follows.

Manager of NCM LLC. NCM, Inc. is a member and the sole manager of NCM LLC. As the sole manager, NCM, Inc. controls all of the day to day business affairs and decision-making of NCM LLC through our officers and directors without the approval of any other member. Furthermore, we cannot be removed as manager of NCM LLC.  As long as we are the manager of NCM LLC, unless the founding members approve, our business will be limited to owning and managing the common units, managing the business of NCM LLC, fulfilling our obligations under the Exchange Act, and activities incidental to the foregoing.  We are not entitled to compensation for our services as manager except as provided in the Management Services Agreement described under “– Transactions with NCM LLC – Management Services Agreement” below or as otherwise approved by the members under the restated operating agreement. We are entitled to reimbursement by NCM LLC for our reasonable out-of-pocket expenses incurred by us on its behalf.  In connection with entering into the Screenvision merger agreement, which was terminated in March 2015, the founding members acknowledged that NCM LLC would indemnify us with respect to the termination fee and any costs incurred in connection with the proposed Screenvision merger.

Issuance of Units upon Exercise or Vesting of Equity Compensation. Upon the exercise of options we have issued or the vesting of shares for other types of equity compensation, we will have the right to acquire from NCM LLC a number of common units equal to the number of our shares being issued in connection with the exercise of options or vesting of shares for other types of equity compensation. In consideration for such units, we will contribute to NCM LLC the consideration we received for the exercise of options or vesting of shares for other types of equity compensation. In 2015, we acquired 288,228 units due to vesting of restricted stock and exercise of options and contributed $1.3 million to NCM LLC.

Founding Member Approval Rights. If any director designee to our board of directors designated by NCM LLC’s founding members under the Director Designation Agreement, described below, is not appointed to our board, nominated by us or elected by our stockholders, as applicable, then each of the founding members (so long as such founding member continues to own 5% of NCM LLC’s issued and outstanding common membership units) will be entitled to approve certain actions of NCM LLC as identified in the restated operating agreement.

Distributions. We are required to make mandatory distributions to members of all “Available Cash,” as defined in the restated operating agreement. Available Cash does not include amounts drawn or paid under NCM LLC’s working capital line of credit. The mandatory distributions must occur quarterly. In 2015, available cash distributions totaled $148.5 million. Of that amount, the portion payable to NCM, Inc., AMC, Cinemark and Regal totaled $66.4 million, $23.8 million, $28.7 million and $29.6 million, respectively.

Common Unit Redemption Right. Members have a redemption right to exchange common membership units of NCM LLC for our shares of common stock on a one-for-one basis (as adjusted for certain events), or at our option, a cash payment equal to the market price of one share of our common stock.  Under our amended and restated certificate of incorporation, upon the surrender of the NCM LLC common units, we will then contribute cash or shares of our common stock to NCM LLC in exchange for an amount of newly issued common units equal to the number of units surrendered by the redeeming member. NCM LLC will then distribute the cash or shares of common stock to the redeeming member to complete the redemption. During the fourth quarter of 2015, AMC exercised the redemption right of an aggregate 200,000 common membership units, whereby AMC surrendered 200,000 common membership units to NCM LLC for cancellation. The Company contributed an aggregate 200,000 shares of its common stock to NCM LLC in exchange for a like number of newly issued common membership units. NCM LLC then distributed the shares of common stock to AMC to complete the redemption.

Common Unit Adjustment Agreement

NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the common unit adjustment agreement, effective as of February 13, 2007. The common unit adjustment agreement provides a mechanism for adjusting membership units held by the founding members based on increases or decreases in the number of screens operated by each founding member. Increases in the number of screens are included in the unit adjustment if arising from acquisition of a theatre or opening of a newly constructed theatre (subject to certain exceptions). Decreases in the number of screens are included in the unit adjustment if arising from disposition of a theatre (subject to certain exceptions).

NCM LLC adjusts its membership units annually, except that an earlier adjustment will occur for a founding member if it acquires or disposes of theatres, in a single transaction or cumulatively that will result in a change of two percent or more in the total annual attendance of all founding members (called an extraordinary attendance increase or decrease). The changes in annual attendance are calculated based on attendance at the relevant theatres during the prior twelve fiscal months; however, if an acquired theatre has not been operating during the twelve prior fiscal months, the change in annual attendance will be calculated based on 75% of the projected annual attendance for such theatre, with a subsequent adjustment for the actual attendance.

On March 31, 2015, NCM LLC issued 469,163 common membership units to AMC, 1,074,910 common membership units to Cinemark and 616,842 common membership units to Regal for the 2014 fiscal year common unit agreement adjustment. Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units.

On December 16, 2015, NCM LLC issued 4,399,324 common membership units to AMC in connection with the closing of its acquisition of Starplex Cinemas and other newly built theatres, as the acquisition and newly built theatres resulted in an extraordinary attendance increase.  Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units.

Theatre and attendance information is being provided to us by our founding members and we expect the calculation for our 2015 fiscal year common unit adjustment to be completed pursuant to the provisions in the common unit adjustment agreement in the first quarter of 2016.

Tax Receivable Agreement

NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the tax receivable agreement, effective as of February 13, 2007, as amended on April 29, 2008 (to permit NCM, Inc. to make estimated payments to each of the founding members or ESA parties).

The tax receivable agreement provides for the effective payment by us to the founding members of 90% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realized as a result of certain increases in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets resulting from our IPO and related transactions, including increases attributable to payments made under the tax receivable agreement. These tax benefit payments are not conditioned upon one or more of the founding members maintaining a continued ownership interest in either NCM LLC or NCM, Inc. We expect to benefit from the remaining 10% of cash savings, if any, that we may actually realize.

Under the tax receivable agreement, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets and had the tax receivable agreement not been entered into. The tax receivable agreement generally applies to our taxable years up to and including the 30th anniversary date of our IPO and will continue until any utilized benefits are no longer subject to potential audit or examination by a taxing authority. The term of the tax receivable agreement may, however, be terminated at an earlier date in the event that we exercise our right to terminate the agreement pursuant to an early termination procedure that requires us to pay the founding members an agreed upon amount equal to the present value of the estimated remaining payments to be made under the revenue sharing agreement.

Although the actual timing and amount of any payments that may be made under the tax receivable agreement varies depending upon a number of factors (including the timing of any redemptions of common membership units in NCM LLC by our founding members, the extent to which such redemptions are taxable, the trading price of shares of our common stock at the time of any such redemptions, and the amount and timing of our income), we expect the payments that we may effectively make to the founding members could be substantial. If the Internal Revenue Service or other taxing authority were to subsequently challenge any of our cash savings covered by the tax receivable agreement, and if such challenge were ultimately upheld, the terms of the tax receivable agreement require the founding members to repay to us an amount equal to the prior payments effectively made by us in respect of such disallowed cash savings, plus a proportionate share of any applicable interest and penalties. In such an event, and if a founding member is unable to make a timely repayment to us under the terms of the tax receivable agreement, we will have the ability to cause NCM LLC to offset against payments owed to the founding member. The repayment obligation is a several liability of each founding member and not a joint liability among the founding members.

As of December 31, 2015, we had a balance recorded for the payable to our founding members under the tax receivable agreement of approximately $166.5 million, of which the Company expects to make $3.5 million for the 2014 taxable year and $22.7 million for the 2015 taxable year.  In 2015, pursuant to the terms of the tax receivable agreement, we made estimated payments of $6.5 million to AMC, $5.1 million to Cinemark and $9.5 million to Regal, respectively for the 2012 and 2014 taxable years.

Software License Agreement

NCM LLC, AMC, Cinemark, Regal CineMedia Corporation (“RCM”) and Digital Cinema Implementation Partners, LLC, a company jointly owned by the founding members (“DCIP”), executed the Second Amended and Restated Software License Agreement effective as of February 13, 2007 (the “license agreement”). Certain basic terms of the license agreement are discussed below:

AMC and RCM granted to NCM LLC an exclusive license (subject to certain exceptions) to identified technology for use in the United States with respect to the services provided under the ESAs. The founding members and DCIP each granted to NCM LLC a license, subject to certain limitations, to any existing and future developments of such party based on the licensed technology that has application to the services provided under the ESAs.  NCM LLC granted to the founding members a license, subject to certain limitations, to any NCM LLC developments that existed at the IPO date based on licensed technology, solely for the founding members’ internal business purposes that are outside of the services that are defined in the ESAs (but not including digital cinema applications).  NCM LLC granted DCIP a license, subject to certain exceptions, to any existing and future NCM LLC developments that may have digital cinema applications.

Director Designation Agreement

NCM, Inc., AMC, Cinemark and Regal executed the director designation agreement effective as of February 13, 2007.

So long as a founding member owns at least 5% of NCM LLC’s issued and outstanding common membership units, the founding member has the right to designate two nominees to our ten-member board of directors who are voted upon by our stockholders.  At least one of the designees of such founding member must qualify as an “independent director” at the time of designation so that a majority of the members of the board are “independent directors” under the Nasdaq rules. Any remaining directors will be selected for nomination by our Nominating and Governance Committee. During the time that any founding member has designation rights, we will not take any action to change the size of our board from ten. We have agreed to include each director designee in the board’s slate of nominees submitted to our stockholders for election of directors and in the proxy statement prepared by management for every meeting of our stockholders called with respect to the election of members of the board, subject to certain exceptions.

If a vacancy occurs because of the death, disability, resignation or removal of a director designee, then the board, or any board committee, will not vote, fill the vacancy or take any action subject to supermajority board approval under our amended and restated certificate of incorporation until (i) the founding member has designated a successor director designee and the board has appointed such successor director designee, (ii) the founding member fails to designate a successor director designee within 10 business days of such vacancy, or (iii) the founding member has waived its rights to designate a successor director designee and has consented to the board, or any board committee, taking a vote on the specified actions prior to the board filling the vacancy with a successor director designee.

Registration Rights Agreement

NCM, Inc., AMC, Cinemark and Regal executed the registration rights agreement effective as of February 13, 2007.

The registration rights agreement requires us to use our reasonable efforts to file a registration statement on the first business day after the one-year anniversary of the closing of our IPO to register all registrable securities held by the founding members that are not already registered, if necessary, and to file resale registration statements after that time for any additional registrable securities that we issue to any founding member in the future, within 20 days after such issuance. Additionally, we must maintain effectiveness of these mandatory registration statements until the earlier of the time when the founding members have disposed of all their registrable securities and the time when all registrable securities held by the founding members are eligible for resale under specified securities regulations. We are responsible for the expenses in connection with the registration of securities pursuant to the registration rights agreement.

We filed a Form S-3 automatic shelf registration statement covering 69,543,579 shares on December 16, 2014, which was declared effective immediately. On April 10, 2015, we filed a post-effective amendment to the registration statement covering 2,160,915 additional shares, which was declared effective immediately.  On January 20, 2016, we filed a post-effective amendment to the registration statement covering 4,399,324 additional shares, which was declared effective immediately.

Joint Defense Agreements

NCM, Inc., NCM LLC and the founding members from time to time may enter into a joint defense and common interest agreement, under which the parties agree to cooperate and share information in order to advance their shared interests in owning and operating NCM LLC.

Agreements with Founding Members—Services

In 2015, AMC, Cinemark and Regal purchased approximately $0.2 million of NCM LLC’s advertising inventory for their own use. In addition, NCM LLC paid approximately $1.3 million in aggregate to AMC, Cinemark and Regal for the purchases of movie tickets and concession products primarily for marketing to NCM LLC’s advertising clients.

Other Transactions

Sale of Fathom Events Business to AC JV, LLC

On December 26, 2013, NCM LLC sold the Fathom Events business to AC JV, LLC owned 32% by each of the founding members and 4% by us.  In consideration for the sale, NCM LLC received a total of $25.0 million in promissory notes from our founding members (one-third or approximately $8.3 million from each founding member).  The notes bear interest at a fixed rate of 5.0% per annum, compounded annually.  Interest and principal payments are due annually in six equal installments commencing on December 26, 2014.  Due to the related party nature of the transaction, we formed a committee of independent directors that hired a separate legal counsel and an investment banking firm who advised the committee and rendered an opinion as to the fairness of the transaction.

During 2015, we received interest on the notes of approximately $1.0 million.  NCM LLC’s investment in AC JV, LLC was $1.2 million as of December 31, 2015. During the year ended December 31, 2015, NCM LLC received a cash distribution from AC JV, LLC of $0.2 million and recorded equity in earnings of $0.1 million for AC JV, LLC.  As described above, NCM LLC amended and restated the ESAs with each of the founding members to remove those provisions addressing the rights and obligations related to the digital programming services of the Fathom Events business, which rights and obligations were conveyed to AC JV, LLC. In connection with the sale, we entered into a transition services agreement and a services agreement:

Transition Services Agreement with AC JV, LLC.  NCM LLC entered into a transition services agreement with AC JV, LLC upon the closing of the sale of Fathom Events.  Under the agreement, NCM LLC provided certain corporate overhead services for a fee and was reimbursed for the use of facilities and certain services including creative, technical event management and event management for AC JV, LLC for a period of nine months following closing. The parties extended the transition services agreement, during which extended period NCM would continue to provide certain limited services for a fee.  During the year ended December 31, 2015, we received approximately $0.1 million under this agreement.

Services Agreement with AC JV, LLC.  NCM LLC entered into a services agreement with AC JV, LLC upon the closing of the sale of Fathom Events.  The agreement grants AC JV, LLC advertising on-screen and on our LEN and a pre-feature program prior to Fathom events reasonably consistent with what was previously dedicated to Fathom.  In addition, the services agreement provides that we will assist with event sponsorship sales in return for a share of the sponsorship revenue.  NCM LLC has also agreed to provide creative and media production services for a fee.  The term of the agreement coincided with the ESAs, subject to certain exceptions.

Agreement with LA Live

During 2009, NCM LLC entered into a digital content agreement with LA Live Cinemas LLC, an affiliate of The Anschutz Corporation, for NCM LLC to provide in-theatre advertising to LA Live in its theatre complex. The affiliate agreement was entered into at terms that are similar to those of our other network affiliates. In 2015, we incurred advertising operating costs of approximately $0.2 million for payments made to LA Live Cinemas LLC under the agreement.

Agreement with AEG Live

NCM LLC entered into an agreement with AEG Live, an affiliate of The Anschutz Corporation, for AEG Live to showcase musical artists in our FirstLook preshow. The Anschutz Corporation is a wholly-owned subsidiary of the Anschutz Company, which is the controlling stockholder of Regal. We received approximately $1.6 million from AEG Live for these services we provided during 2015.

Agreement with Specific Media

NCM LLC had an agreement with Specific Media, LLC, an interactive media company, under which we have purchase inventory from them and Specific Media sells our remnant inventory. Lawrence A. Goodman, an independent director, serves on the board of directors of Specific Media, LLC, a privately held company. During 2015, Specific Media generated $0.0 million in revenue for NCM LLC and NCM LLC had accounts receivable of approximately $0.3 million as of December 31, 2015.

Transactions with NCM LLC

Management Services Agreement

On February 13, 2007, NCM, Inc. and NCM LLC executed the management services agreement under which we provide certain management services to NCM LLC, including services typically provided by the individuals serving in the positions of chief executive officer, president of sales, executive vice president and chief financial officer (interim co-chief financial officers), executive vice president and chief technology and operations officer and executive vice president and general counsel. In exchange for the services, NCM LLC reimburses us for compensation and other expenses of our officers and employees and for certain out-of-pocket costs. NCM LLC provides administrative and support services to us, such as office facilities, equipment, supplies, payroll and accounting and financial reporting. The management services agreement also provides that our employees may participate in NCM LLC’s benefit plans, and that NCM LLC employees may participate in the National CineMedia, Inc. 2007 Equity Incentive Plan. Pursuant to this agreement, NCM LLC paid us approximately $17.2 million during 2015.

Review, Approval or Ratification of Transactions with Related Persons

Since the completion of our IPO in February 2007, our written Statement Of Policy With Respect To Related Party Transactions has required that transactions between us and a Related Person (as defined in the policy) where the aggregate amount involved will or may be expected to exceed $500,000 be approved by our Audit Committee with any related party transactions below $500,000 disclosed to our Audit Committee, which is comprised of independent members of our board of directors, in accordance with the guidance in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Our Audit Committee charter authorizes the Audit Committee to hire financial advisors and other professionals to assist the committee in evaluating and approving any transaction between us and any related party, including our founding members.

The following transactions are exempt from this policy:

(1)	transactions where the Related Person’s interest arises solely from ownership of our common stock and all holders of our common stock receive proportional benefits;
(2)

any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K and the compensation has been approved by the Nominating and Governance Committee; and

(3)

any employment by us of an executive officer if the related compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K and the compensation has been approved by the Compensation Committee.

The policy provides for pre-approval of a particular category of related party transactions, provided that:

(a)

a proposed pre-approved transaction or series of related transactions would be in the ordinary course of business of NCM, Inc. or NCM LLC, as applicable, and would not require (i) payments to one or more related parties during any fiscal year in excess of $500,000, or (ii) receipt of payments during any fiscal year from one or more related parties in excess of $500,000, or (iii) the receipt or transfer of any tangible or intangible property, other than cash, having a fair market value in excess of $500,000; and

(b)

the terms and conditions of any such transaction or series of related transactions are fair and reasonable to NCM, Inc. or NCM, LLC, as applicable, as determined by NCM, Inc.’s Chief Executive Officer and Chief Financial Officer, in the exercise of their reasonable discretion.

In such cases, the Chief Executive Officer and Chief Financial Officer may authorize, on behalf of the Audit Committee, the entering into of such transaction or series of transactions by NCM, Inc. or NCM, LLC, as applicable. However, a listing of such approved transactions must be provided to the Audit Committee on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Code of

Conduct. Requests should be directed to us at 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112-3405, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.ncm.com at the Investor Relation link. The information on our website is not incorporated into this proxy statement.

We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.ncm.com. We have established a confidential hotline and website to answer employees’ questions related to the Code of Business Conduct and Ethics and to report any concerns regarding accounting, internal accounting controls or auditing matters. Our Audit Committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we assist many of our directors and all of our executive officers by preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2015.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including Notice of Internet Availability of Proxy Materials, proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to National CineMedia, Inc., 9110 E. Nichols Ave., Suite 200, Centennial, Colorado 80112-3405, Attention: Investor Relations, or by telephone at (303) 792-3600 or (800) 844-0935. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2017 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 18, 2016. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our Certificate of Incorporation. If we are not notified of intent to present a proposal at our 2017 annual meeting between December 30, 2016 and January 29, 2017, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS

We do not anticipate that any other matters will be brought before the Annual Meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

Ralph E. Hardy

Executive Vice President, General Counsel and Secretary

Centennial, Colorado

March 18, 2016

APPENDIX A

NATIONAL CINEMEDIA, INC.

2016 EQUITY INCENTIVE PLAN

NATIONAL CINEMEDIA, INC.

2016 EQUITY INCENTIVE PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1 Establishment.  National CineMedia, Inc., a Delaware corporation (the “Company”), establishes the National CineMedia, Inc. 2016 Equity Incentive Plan (the “Plan”).  The Plan was approved by the stockholders of the Company on ________, 2016.  The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based and cash awards in accordance with the terms hereof.

1.2 Purpose.  The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code), and (iii) National CineMedia, LLC.

2.2 “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award.  The Award Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern.

2.4 “Benefit Arrangement” means as defined in Section 13.

2.5 “Board” or “Board of Directors” means the board of directors of National CineMedia, Inc.

2.6 “Business Combination” means as defined in Section 2.8.

2.7 “Cause” means, as determined by the Committee and unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (i) any willful breach of any material written policy of the Company or an Affiliate that results in material and demonstrable liability or loss to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non- competition agreements, if any, between the Service Provider and the Company or an Affiliate.  No act or failure to act by the Service Provider shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.8 “Change of Control” means and shall be deemed to have occurred upon the occurrence of:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) or (B) of paragraph (iv) below, or (E) any acquisition by a Founding Member; or

(b) The acquisition by any Person, other than a Founding Member, of the right to (A) elect or (B) nominate for election or (C) designate for nomination pursuant to a Director Designation Agreement dated February 13, 2007 among the Company and the Founding Members, a majority of the members of the Company’s Board; or

(c) The acquisition by any Person, other than the Company or a Founding Member, of beneficial ownership of more than 50% of the Units of National CineMedia, LLC; or

(d) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was designated pursuant to a Director Designation Agreement dated February 13, 2007 among the Company and the Founding Members shall be considered as though such individual were a member of the Incumbent Board, at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or (B) the Founding Members beneficially own, more than 50% of, respectively, the outstanding shares of common stock or voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

(e) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(f) Approval by the members of National CineMedia, LLC of a complete liquidation or dissolution of National CineMedia, LLC.

2.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.10 “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer the Plan, or if no committee is appointed, the Board.  The Compensation Committee or the Board may designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (ii)

consist solely of persons who qualify as an “outside director” within the meaning of Section 162(m) of the Code, and (iii) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.11 “Company” means National CineMedia, Inc., a Delaware corporation.

2.12 “Corporate Event” means an event described in Section 14.1.

2.13 “Disabled” or “Disability” means, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, the following shall apply:

(a)	With respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability has the meaning set forth in Section 22(e)(3) of the Code.
(b)

With respect to any Award subject to Section 409A of the Code, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer; or (iii) determined to be totally disabled by the Social Security Administration.

2.14 “Dividend Equivalents” means any right granted under Section 11.

2.15 “Effective Date” means the effective date of the Plan, which is the date the Plan was approved by the Company’s stockholders.

2.16 “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.18 “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the value of a share of Stock as of a particular date, determined as follows:  (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-

law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.21 “Founding Member” means as such term is defined in the Limited Liability Company Operating Agreement.

2.22 “Good Reason” means, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (i) reduction in the Service Provider’s base salary, (ii) a diminution of the Service Provider’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (iii) the assignment to the Service Provider of any duties inconsistent with the Service Provider’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of the Participant’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (iv) a transfer of the Service Provider’s primary workplace by more than fifty (50) miles from the current workplace, or (v) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date on which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.24 “Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

2.25 “Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

2.26 “Incumbent Board” means as defined in Section 2.8.

2.27 “Limited Liability Company Operating Agreement” means the Limited Liability Company Operating Agreement of National CineMedia, LLC, by and among the members of National CineMedia LLC, as it may be amended, modified or replaced from time to time.

2.28 “Minimum Statutory Withholding” means as defined in Section 12.

2.29 “National CineMedia, LLC” means National CineMedia, LLC, a Delaware limited liability company.

2.30 “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.31 “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time.  An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.32 “Other Agreement” means as defined in Section 13.

2.33 “Other Stock-Based Award” means an equity-based Award that is granted to a Participant under Section 10.

2.34 “Outstanding Company Common Stock” means as defined in Section 2.8.

2.35 “Outstanding Company Voting Securities” means as defined in Section 2.8.

2.36 “Parachute Payment” means as defined in Section 13.

2.37 “Participant” means any eligible individual as defined in Section 5 who is granted an Award under the Plan.

2.38 “Performance Award” means an Award made subject to the achievement of performance goals granted under Section 9, denominated in shares of Stock (“Performance Shares”) or units (“Performance Units”), the value of which at the time it is payable is determined based upon the extent to which the corresponding performance goals have been achieved.

2.39 “Performance Period” means the period of time during which the performance goals must be achieved in order to determine the degree of vesting or payout with respect to an Award, not to exceed ten (10) years.  Performance Periods may be overlapping.

2.40 “Person” means as defined in Section 2.8.

2.41 “Plan” means this National CineMedia, Inc. 2016 Equity Incentive Plan, as amended from time to time.

2.42 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.43 “Restricted Stock” means an Award of shares of Stock granted under Section 8.

2.44 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

2.45 “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.46 “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.47 “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.48 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.49 “Stock” or “Common Stock” means a share of National CineMedia, Inc., common stock, $0.01 par value per share.

2.50 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.

2.51 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.52 “Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines.  The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions or assumptions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Regulation § 1.424-1 and Section 409A of the Code, as applicable.

3.	PLAN ADMINISTRATION

3.1 General.  The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law.  The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full power and authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated.  Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2 Authority of the Committee.  The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in this Section 3 and in other applicable provisions, as the Board shall determine.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company.  Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority, including but not limited to:

(a)	designate Participants;
(b)	determine the type or types of Awards to be made to a Participant;
(c)	determine the number of shares of Stock to be subject to an Award;
(d)

establish the terms and conditions of each Award (including, but not limited to, the Exercise Price of any Option, the Grant Price of any Stock Appreciation Right, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e)	waive any restrictions applicable to, or accelerate the vesting of, any Award;
(f)	prescribe the form of each Award Agreement;
(g)

amend, modify, or supplement the terms of any outstanding Award including the authority to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; and

(h)	the right to make Substitute Awards.

Modifications.  Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (i) causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, or (ii) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without, with respect to item (i), the Participant’s written prior approval, and with respect to item (ii), without the approval of the stockholders of the Company to the extent required by law, provided, that, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.  Specifically, the following actions may not be taken without shareholder approval: a reduction in the Exercise Price of outstanding Options or SARs; the cancellation of an outstanding Award in exchange for an Award with an Exercise Price that is less than the cancelled Award’s Exercise Price; the cancellation of an outstanding “underwater” Award in exchange for another Award; or the cancellation of an outstanding “underwater” Award in exchange for cash.

Clawback.  As a condition to any Award and notwithstanding the above, the Committee shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, and in accordance with the Company’s 2013 clawback policy, as amended from time to time, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted.  The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant.  Furthermore, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.3 Deferral Arrangement.  The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

3.4 No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.5 Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 4,400,000 shares, reduced by one share of Stock for each share of Stock granted pursuant to an award under the National CineMedia, Inc. 2007 Equity Incentive Plan after the record date of March 10, 2016.  Subject to adjustment as provided in Section 14, 500,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.  Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Individual Award Limits.  Subject to adjustment as provided in Section 14, the maximum number of shares of Stock that may be covered by an Award granted under the Plan (other than Substitute Awards) to a single Participant in any calendar year shall not exceed 500,000 shares.  The maximum dollar amount that may be awarded (other than Substitute Awards) to a single Participant in any calendar year shall not exceed $5,000,000.

4.3 Share Counting.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of Substitute Awards or tandem Awards) and make adjustments in accordance with Section 14.  If the Exercise Price of any Option granted under the Plan, or, if pursuant to Section 12, the tax withholding obligation of any Participant with respect to an Option or any other Award under this Plan is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will not be available for reissuance under the Plan.  In addition, shares of Stock repurchased by the Company using stock option proceeds will not be available for reissuance under the Plan. In addition, upon stock settlement of SARs, the gross number of SARs originally granted shall be counted as issued for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will not be available for reissuance under the Plan, regardless of the number of shares actually issued upon such stock settlement. Unless otherwise provided for in this Section, to the extent that an Award under the Plan is canceled, expired, forfeited, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan.

4.4 Substitute Awards.  In the case of Substitute Awards, the shares of Stock subject to the Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

Individuals eligible to participate in this Plan include all Service Providers of the Company, or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted under Section 409A of the Code.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.	STOCK OPTIONS

6.1 Grant of Options.  Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2 Award Agreement.  Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.  The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a) Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement.  The Exercise Price shall be: (i) not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, (ii) set at a premium to the Fair Market Value of a share of Stock on the Grant Date, or (iii) indexed to the Fair Market Value of a share of Stock on the Grant Date, with the index determined by the Committee, in its discretion; provided, however, that in no case will it be less than 100% of Fair Market Value of a share of Stock on the Grant Date, and further provided, with respect to Substitute Awards, the Exercise Price is not required to be at least equal to the Fair Market Value on the Grant Date.  In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b) Number of Shares.  Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term.  Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date, except as may be required with respect to Substitute Awards.

(d) Restrictions on Exercise.  The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option.  Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee.

6.3 Exercise of Option.

(a) Manner of Exercise.  An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to the Committee (or an officer designated by the Committee), specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b) Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements.  The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless exercise, or (iv) any combination of the foregoing.  Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Delivery of Shares.  Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of book-entry.

6.4 Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5 Limitations on Incentive Stock Options.

(a) Initial Exercise.  The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000 (or such other limit as may be imposed under Section 422(d) of the Code).  For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b) Ten Percent Stockholders.  An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c) Notification of Disqualifying Disposition.  If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

6.6 Transferability.  Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option.  Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7 Family Transfers.  If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member.  For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.  Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution.  The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8 Rights of Holders of Options.  Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.  Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.  Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2 Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a) Grant Price.  The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement.  Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

(b) Number of Shares.  Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term.  Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d) Restrictions on Exercise.  The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term.  Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of performance goals or future service requirements).

7.3 Exercise of Stock Appreciation Right.  A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right.  If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable.  Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

(b) The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

7.4 Effect of Exercise.  If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5 Termination of Service.  Upon the termination of Service of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of Service, as are specified in Section 6.4 with respect to Options.

7.6 Transferability.  A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability, as are specified in Sections 6.6 and 6.7 with respect to Options.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2 Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3 Restrictions on Transfer.  Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion.  All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Forfeiture; Other Restrictions.  The Committee shall impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time‑based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5 Restricted Stock Units.  A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.  Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

8.6 Termination of Service.  Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units.

8.7 Stockholder Privileges.  Unless otherwise determined by the Committee and set forth in the Award Agreement:

(a) A Participant holding shares of Restricted Stock shall have voting rights with respect to the shares during the Restriction Period.  The Committee may provide in an Award Agreement that the Participant shall be entitled to receive Dividend Equivalents during the Restriction Period in accordance with Section 11.

(b) A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units.  The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with Section 11.

8.8 Purchase of Restricted Stock.  The Participant shall be required, to the extent required by applicable law, to purchase the shares of Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement.  The Purchase Price shall be payable in cash or in cash equivalents acceptable to the Company.  In addition, to the extent the Award Agreement so provides, payment of the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules, or, in the discretion of the Committee, in consideration for past Services rendered to the Company or an Affiliate.  Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, having properly paid the Purchase Price, the restrictions applicable to Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a certificate for such shares of Stock shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

9.	PERFORMANCE AWARDS

9.1 Grant of Performance Awards.  Subject to the provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Shares or Units.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(a) General.  The Committee shall set performance goals in its discretion which, depending upon the extent to which the performance goals are achieved, will determine the number or value of Performance Shares or Performance Units that will be paid to the Participant.

(b) Covered Employees.  The Committee may grant one or more Awards to Participants who are, or may become, “covered employees” designed to qualify as performance‑based compensation under Section 162(m) of the Code with the grant, vesting or payout of such Awards contingent on the achievement of pre-established performance goals.  For this purpose a “covered employee” is determined within the meaning of Section 162(m) of the Code.

(i) For such Awards, the Committee shall establish, in writing, (a) the “Performance Goals” (as defined in Section 9.2(b)(iii) below) and target levels that must be attained to be eligible for the grant, vesting or payout of the Award, and (b) the formula, matrix or other objective standard to be used in determining the amount earned by the Participant.

(ii) The maximum Award payable for this purpose to any Participant who is determined to be a “covered employee” for purposes of Section 162(m) of the Code with respect to any calendar year shall not exceed 500,000 shares for Awards payable in shares or $5,000,000 for Awards payable in cash.

(iii) The “Performance Goals” applicable to each such Participant shall provide for a targeted level or levels of achievement using one or more of the following measures as to any Performance Period: (a) cash flow, (b) cost initiatives, (c) debt ratios and other measures of credit quality or liquidity, (d) earnings, (e) earnings per share, (f) economic profit, (g) economic value added, (h) enterprise value, (i) free cash flow, (j) margins (gross or net), (k) market share, (l) market value, (m) net income, (n) operating income, (o) return on assets, (p) return on capital, (q) return on equity, (r) return on investment, (s) revenue (gross or net), (t) stock price, (u) strategic objectives, and (v) total shareholder return.

(iv) Any Performance Goal used may be established and measured (a) in absolute terms, (b) in combination with another Performance Goal or Goals (for example, as a ratio or matrix), (c) in relative terms (for example, as compared to results for other periods, as compared to another company or companies, or an index or indices), (d) on a per-share or per-capita basis, (e) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, (f) on a pre- tax or after-tax basis, and/or (g) on a GAAP (generally accepted accounting principles) or non-GAAP basis.  Prior to the date the Performance Goals are determined for the Performance Period, the Committee will determine whether the attainment of the Performance Goal shall be measured by adjusting the evaluation of the attainment of the Performance Goal to exclude (1) any extraordinary or non-recurring items as described in the applicable accounting rules, (2) the effect of any changes in accounting principles affecting the reported results of the Company or a business unit, (3) mergers and acquisitions, or (4) any other adjustment consistent with the requirements of Section 162(m) of the Code.

9.3 Achievement of Performance Goals.

(a) General.  Subject to the provisions of this Plan, after the applicable Performance Period has been completed, the Committee shall determine the number of Performance Shares or value of Performance Units the Participant has earned over the Performance Period based upon the extent to which the performance goals have been achieved.

(b) Covered Employees.  Following the end of each Performance Period, the Committee shall certify in writing prior to the grant, vesting or payout of an Award granted pursuant to Section 9.2(b), the extent to which the Performance Goals for the Performance Period and any other material terms were satisfied for each such Participant.  The amount earned for a Participant shall not exceed the maximum Award amount set forth in Section 9.2(b).  The Committee has the discretion to reduce or eliminate (but not increase) the amount of the Award otherwise payable.

9.4 Payment of Performance Awards.  The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and as set forth in the Award Agreement.  Any payment of shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee.  The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with Section 11.

9.5 Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units following termination of Service.  Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units and may reflect distinctions based upon the reason for termination.

9.6 Transferability.  Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

10.	OTHER STOCK-BASED AWARDS

From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise.  Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

11.	DIVIDEND EQUIVALENTS

Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award; provided, however, that no Award of Options or SARs may be granted with Dividend Equivalents.  The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award.  Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.  All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights.  At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations.  The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any minimum period required by the Committee).  The shares of Stock so delivered shall have an aggregate Fair Market Value not in excess of such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined.  A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

13.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the amount payable to the Participant under any Benefit Arrangement in cash that constitutes a Parachute Payment shall first be reduced to the extent necessary, or eliminated, so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.  Cash payable under any such Benefit Arrangement shall be reduced, or eliminated, in the order that such payments would be made to the Participant under the provisions of such Benefit Arrangement, with the payments to be made to the Participant at the earliest date reduced first and any required additional reductions made from cash payments with respect to any such Benefit Arrangement reduced in order of time of payment, so that the Benefit Arrangement payable in cash that would be paid furthest in time from the date of the event triggering the payments would be reduced or eliminated last.

14.	EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock.  The number of shares of Stock for which Awards may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”).  In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event.  Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution.  Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.2 Change of Control.  Subject to the exception set forth in the second sentence of Section 14.4, if, within three months prior to or one year after the consummation of a Change of Control, a Participant’s Service is terminated by either the Company, an Affiliate or a successor in interest to the Company or an Affiliate without Cause or by the Participant for Good Reason, then all of the Participant’s Options and Stock Appreciation Rights

outstanding hereunder shall become immediately exercisable and all outstanding other Awards shall be deemed to have vested, with all restrictions and conditions applicable to such Awards deemed lapsed.

Provision may be made in writing in connection with a Change of Control for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new options, restricted stock or other equity awards relating to the stock or units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided.

14.3 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.  Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation.  Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.4 Adjustment.  Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  The Committee may provide in the Award Agreements at the time of Award, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3.  Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.5 No Limitations on the Company.  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.	REQUIREMENTS OF LAW

15.1 General.  The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3.  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	GENERAL PROVISIONS

16.1 Disclaimer of Rights.  No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

16.2 Nontransferability of Awards.  Except as provided in Sections 6.6 and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.  In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees.  If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

16.3 Changes in Accounting or Tax Rules.   Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

16.4 Nonexclusivity of the Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

16.5 Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.6 Other Award Agreement Provisions.  Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.7 Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee as determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

16.8 Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9 Governing Law.  The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

16.10 Section 409A.

(a) Time and Form of Payment.  Notwithstanding anything contained in this Plan or in an Award Agreement to the contrary, the time and form of payment of an Award that is subject to the limitations imposed by Section 409A of the Code, shall be set forth in the applicable Award Agreement on or before the time at which the Participant obtains a legally binding right to the Award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b) Delay in Payment.  Notwithstanding anything contained in this Plan or an Award Agreement to the contrary, if the Participant is deemed by the Company at the time of the Participant’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any “nonqualified deferred compensation” to which the Participant is entitled in connection with such separation from service after taking into account all applicable exceptions from Section 409A, shall not be paid or commence payment until the date that is the first business day following the six month period after the Participant’s separation from service (or if earlier, the Participant’s death).  Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to the Participant under Section 409A of the Code.  Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 16.10 shall be paid to the Participant (or his or her beneficiary or estate) in a lump sum payment on the first business day following the expiration of the delay period.

(c) Key Definitions.  For purposes of any payment under this Plan that is subject to Section 409A of the Code, the term “termination of employment” shall mean “separation from service” and the terms “separation from service,” “specified employee” and “nonqualified deferred compensation” shall have the meanings ascribed to the terms pursuant to Section 409A and other applicable guidance.

(d) Amendments.  Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code.  The Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify the terms of an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden.  No action taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect a Participant’s rights with respect to an Award or to require the consent of such Participant.  The Committee reserves the right to make additional changes to the Plan and Awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

17.	AMENDMENT, MODIFICATION AND TERMINATION

17.1 Amendment, Modification, and Termination.  Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

17.2 Awards Previously Granted.  Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan was approved by the stockholders of the Company on _________, 2016, which is the Effective Date of the Plan.

19.	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date.  After the Plan is terminated, no Awards may be granted.  Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

IMPORTANT ANNUAL MEETING INFORMATION   NNNNNNNNNNNN  MMMMMMMMMMMMMMM  C123456789   000004    000000000.000000 ext 000000000.000000 ext   NNNNNNNNN   ENDORSEMENT_LINE______________ SACKPACK_____________   MR A SAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Electronic Voting Instructions You can vote by Internet or telephone!  Available 24 hours a day, 7 days a week!    Instead of mailing your proxy, you may choose one of the two voting  methods outlined below to vote your proxy.  VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.    Proxies submitted by the Internet or telephone must be received by  1:00 a.m., Central Time, on April 29, 2016.  Vote by Internet   • Go to www.envisionreports.com/NCMI  • Or scan the QR code with your smartphone  • Follow the steps outlined on the secure website  Vote by telephone   • Call toll free 1-800-652-VOTE (8683) within the USA, US territories &  Canada on a touch tone telephone  Using a black ink pen, mark your votes with an X as shown in  this example. Please do not write outside the designated areas.   X    • Follow the instructions provided by the recorded message  Annual Meeting Proxy Card 1234 5678 9012 345  •  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    A  Proposals — The Board of Directors recommends you vote FOR the following proposal (s):    1. Election of Directors:  For Withhold For Withhold For Withhold  01 - Peter B. Brandow  +  02 - Lee Roy Mitchell    03 - Craig R. Ramsey    For Against Abstain  For Against Abstain   2. To approve, on an advisory basis, National CineMedia, Inc.’s  3. To approve the National CineMedia, Inc. 2016 Equity  executive compensation.   Incentive Plan.    In their discretion, the proxies are authorized to vote upon any  4. To ratify the appointment of Deloitte & Touche LLP as  other business as may properly come before the meeting.  National CineMedia, Inc.’s independent auditors for the   2016 fiscal year ending December 29, 2016.   B  Non-Voting Items    Change of Address — Please print new address below.   C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below    Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian,  please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE   C 1234567890 J N T   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  1UP X 2670241 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND   NNNNNNN  +    02ATPC    .   •

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proxy — National CineMedia, Inc.    This proxy is solicited on behalf of the Board of Directors of National CineMedia, Inc. for the  Annual Meeting of Stockholders to be held on April 29, 2016.   The undersigned appoints Andrew J. England and Ralph E. Hardy, and each of them, with full power of substitution in each, the proxies of the undersigned,  to represent the undersigned and vote all shares of National CineMedia, Inc. common stock that the undersigned may be entitled to vote at the  Annual Meeting of Stockholders to be held on April 29, 2016, and at any adjournment or postponement thereof as indicated on the reverse side.   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given this proxy will be voted  FOR the election of each of the nominees for director listed herein, FOR Proposals 2, 3 and 4.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS  2, 3 AND 4.   This proxy revokes all proxies with respect to the Annual Meeting of Stockholders and may be revoked prior to exercise. Receipt of the Notice of Annual  Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.   (Continued and to be marked, dated and signed on the reverse side of this Proxy Card.)